SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12
SpectraSite, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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To the Stockholders of SpectraSite, Inc.
      Thank you for your ongoing support of and continued interest in SpectraSite, Inc. I am pleased to invite you to attend the Annual Meeting of Stockholders of SpectraSite, Inc. to be held at the offices of SpectraSite, Inc., 400 Regency Forest Drive, Cary, NC 27511, on May 2, 2005, at 9:00 a.m., local time.
      The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement explain the matters to be voted on at the meeting. You may also access the Notice of Annual Meeting of Stockholders and the Proxy Statement via the Internet at www.spectrasite.com under “Investors/ SEC Filings.” Please read the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement so you will be informed about the business to come before the meeting.
      Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to mark, sign and return the enclosed proxy card as soon as possible, even if you plan to attend the Annual Meeting. You may, of course, revoke your proxy by notice in writing to SpectraSite’s Secretary at any time before the proxy is voted.

Sincerely,

Stephen H. Clark
President, Chief Executive Officer and
Chairman of the Board of Directors

SPECTRASITE, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2005
To the Stockholders of SpectraSite, Inc.
      The Annual Meeting of the holders of common stock of SpectraSite, Inc. will be held at the offices of SpectraSite, Inc., 400 Regency Forest Drive, Cary, NC 27511, on May 2, 2005, at 9:00 a.m., local time:

1.	To elect eight members of the Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To approve the SpectraSite, Inc. 2005 Incentive Plan;

3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for SpectraSite, Inc. for the year ending December 31, 2005; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.
      The Board of Directors has fixed March 21, 2005 as the record date for the 2005 Annual Meeting with respect to this solicitation. Only holders of record of SpectraSite’s common stock at the close of business on that date are entitled to notice of and to vote at the 2005 Annual Meeting or any adjournments thereof as described in the Proxy Statement.
      SpectraSite’s Annual Report to Stockholders for the year ended December 31, 2004 is enclosed.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED BY A STOCKHOLDER ANY TIME PRIOR TO ITS USE AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT.

By Order of the Board of Directors,

John H. Lynch
Senior Vice President, General Counsel and Secretary
This notice of annual meeting, proxy statement and form of proxy are being distributed on or about March 31, 2005 to SpectraSite stockholders of record.

i

ii

SPECTRASITE, INC.
400 Regency Forest Drive
Cary, North Carolina 27511

PROXY STATEMENT

       The Board of Directors of SpectraSite, Inc. is furnishing this Proxy Statement to solicit proxies for use at SpectraSite’s Annual Meeting of Stockholders (the “2005 Annual Meeting”), to be held on May 2, 2005 at 9:00 a.m., local time, at the offices of SpectraSite, Inc., 400 Regency Forest Drive, Cary, NC 27511, and at any adjournment of the meeting. Each valid proxy received in time will be voted at the meeting according to the choice specified, if any. A proxy may be revoked at any time before the proxy is voted as outlined below. Unless the context indicates or otherwise requires, the terms “SpectraSite,” “we,” “our,” and the “Company” refer to SpectraSite, Inc., its wholly owned subsidiaries and its predecessor entity, SpectraSite Holdings, Inc.
ABOUT THE MEETING
What is the purpose of the annual meeting?
      At our 2005 Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors, approval of the Company’s 2005 Incentive Plan, and the ratification of the Company’s independent registered public accounting firm. In addition, management will report on the performance of the Company and respond to questions from stockholders.
Who is entitled to vote at the meeting?
      Only stockholders of record at the close of business on March 21, 2005, the record date for the meeting, are entitled to receive notice of and to participate in the 2005 Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.
What are the voting rights of the holders of SpectraSite common stock?
      Each outstanding share of SpectraSite common stock will be entitled to one vote on each matter considered at the meeting.
Who can attend the meeting?
      All stockholders as of the record date, or their duly appointed proxies, may attend the 2005 Annual Meeting. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.
What constitutes a quorum?
      The presence at the meeting, in person or by proxy, of the holders of a majority of the votes represented by the common stock issued and outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked as withheld or abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?
      If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.
Can I change my vote after I return my proxy card?
      Yes. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
What are the Board’s recommendations regarding the agenda items?
      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	for election of the nominees for the Board of Directors (see Proposal No. 1);

•	for the approval of the SpectraSite, Inc. 2005 Incentive Plan (the “2005 Incentive Plan”) (see Proposal No. 2), a copy of which 2005 Incentive Plan is attached hereto as Exhibit A; and

•	for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2005 (see Proposal No. 3).
      With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
How are votes counted?
      In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD“with respect to one or more of the nominees. For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board.
What vote is required to approve each item?
      Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. In other words, the eight persons receiving the highest number of “FOR” votes at the 2005 Annual Meeting will be elected as directors. A properly executed proxy marked “WITHHELD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.
      Other Items. For each other item, the affirmative “FOR” vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.
      If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters, including your approval of the SpectraSite, Inc. 2005 Incentive Plan (Proposal No. 2). Thus, if you do not give your broker or nominee specific instructions, your shares will not be voted on this Proposal and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
What happens if additional matters are presented at the annual meeting?
      Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2005 Annual Meeting. If you grant a proxy, the persons named as proxyholders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.
Who will bear the cost of soliciting votes for the annual meeting?
      SpectraSite is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. SpectraSite has engaged a proxy solicitation firm to assist the Company in preparing for its 2005 Annual Meeting, for which it will pay reasonable fees and distribution expenses.
Where can I find the voting results of the annual meeting?
      We intend to announce preliminary voting results at the 2005 Annual Meeting and publish the final results in our Quarterly Report on Form 10-Q for the fiscal period ending June 30, 2005.

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)
      At the 2005 Annual Meeting, eight directors are nominated to be elected to hold office until the Company’s next annual meeting of stockholders or until their respective successors have been elected and qualified. All of the nominees are currently directors of the Company. The eight directors nominated for election at the 2005 Annual Meeting of Stockholders are: Stephen H. Clark, Timothy G. Biltz, Paul M. Albert, Jr., John F. Chlebowski, Dean J. Douglas, Patricia L. Higgins, Samme L. Thompson and Kari-Pekka Wilska. The persons named as proxies intend (unless authority is withheld) to vote for the election of all of the nominees as directors.
      If at the time of the 2005 Annual Meeting any of the nominees is unable or unwilling to serve as a director of SpectraSite, the persons named in the proxy intend to vote for such substitutes as may be nominated by our Board of Directors. Our Board knows of no reason why any nominee for director would be unable to serve as director.
      The Board of Directors recommends a vote “FOR” the election of all of the nominees.
DIRECTORS
Directors and Nominees
      The following table sets forth information regarding our directors and nominees:

Name	Age	Position

Stephen H. Clark	60	President, Chief Executive Officer, Chairman of the Board and Nominee
Timothy G. Biltz	46	Chief Operating Officer, Director and Nominee
Paul M. Albert, Jr.	62	Director and Nominee
John F. Chlebowski	59	Director and Nominee
Dean J. Douglas	47	Director and Nominee
Patricia L. Higgins	55	Director and Nominee
Samme L. Thompson	59	Director and Nominee
Kari-Pekka Wilska	57	Director and Nominee
      Stephen H. Clark is President, Chief Executive Officer and Chairman of the Board of Directors of SpectraSite. He has been a director of SpectraSite since its formation in May 1997 and Chairman since September 2002. Mr. Clark has over 25 years of general management experience in high growth companies in the communications, technology and manufacturing sectors.
      Timothy G. Biltz has been Chief Operating Officer since joining SpectraSite in August 1999, and a director since June 2004. Prior to joining SpectraSite, Mr. Biltz spent 10 years at Vanguard Cellular Systems, Inc., most recently as Executive Vice President and Chief Operating Officer. He joined Vanguard in 1989 as Vice President of Marketing and Operations and was Executive Vice President and President of U.S. Wireless Operations from November 1996 until May 1998 when he became Chief Operating Officer. Mr. Biltz was instrumental in Vanguard’s development from an initial start-up to an enterprise with over 800,000 subscribers. Mr. Biltz was appointed a director of Horizon PCS in September 2004 pursuant to its plan of reorganization.
      Paul M. Albert, Jr. has been a director of SpectraSite since February 2003. Mr. Albert is a corporate director, a private investor, and a finance and capital markets consultant engaged primarily by global financial institutions as an educator of their bankers and as an expert witness on their behalf in litigation. He has been a director of DigitalGlobe, Inc. since June 1999 and, prior to the sale of the companies, was a director of CAI Wireless Systems, Inc. from December 1998 to August 1999, and Teletrac Inc. from December 1999 to April

2001. In his capacity as a corporate director, he has served on audit, compensation, finance, and governance committees, often as committee chairperson, and is also a director of the New York Chapter of the National Association of Corporate Directors. From 1970 to 1996, he was an investment banker, holding senior officer positions at Morgan Stanley & Co. and Prudential Securities. Other than serving as a director of SpectraSite, Mr. Albert has no material relationship with SpectraSite.
      John F. Chlebowski has been a director of SpectraSite since June 2004. Mr. Chlebowski served as the President and Chief Executive Officer of Lakeshore Operating Partners, LLC from 1999 until January 2005, when he retired. From 1994 to 1998, Mr. Chlebowski was the President and Chief Executive Officer of GATX Terminals. Mr. Chlebowski has over 30 years of senior management experience and currently serves on the Boards of Directors for Laidlaw International, Inc. and NRG Energy, Inc. He also previously served as a director and the Chairperson of the audit committee of PRP-GP, LLC. Other than serving as a director of SpectraSite, Mr. Chlebowski has no material relationship with SpectraSite.
      Dean J. Douglas has been a director of SpectraSite since June 2004. Beginning in 2002 to present, Mr. Douglas has served as Vice President, Telecommunications Industry of IBM Global Services. From 2000 to 2002, Mr. Douglas served as the General Manager, Wireless Services of IBM Global Services. Mr. Douglas has over 10 years of management experience in the telecommunications industry. Other than serving as a director of SpectraSite, Mr. Douglas has no material relationship with SpectraSite.
      Patricia L. Higgins has been a director of SpectraSite since June 2004. Beginning in 2000 to early 2004, Ms. Higgins was the President and Chief Executive Officer of Switch and Data. Ms. Higgins served as Chairman and Chief Executive Officer of The Research Board from 1999 to 2000. Ms. Higgins has over 27 years of senior management experience and currently serves on the Board of Directors of Visteon Corp. and Internap Network Services Corporation. Other than serving as a director of SpectraSite, Ms. Higgins has no material relationship with SpectraSite.
      Samme L. Thompson has been a director of SpectraSite since June 2004. Beginning in 2002 to present, Mr. Thompson has served as the President of Telit Associates, Incorporated. Mr. Thompson worked for Motorola, Inc. as Senior Vice President and Director, Strategy and Corporate Development from 1999 to 2002. Mr. Thompson has over 34 years of management experience and currently serves on the Board of Directors of USA Mobility, Inc. and Arch Wireless, Inc. Other than serving as a director of SpectraSite, Mr. Thompson has no material relationship with SpectraSite.
      Kari-Pekka Wilska has been a director of SpectraSite since June 2004. Mr. Wilska served as the President of Nokia, Inc. (Nokia Americas) from 1999 to December 2004, when he retired. Mr. Wilska currently serves as President of Vertu, Ltd. and, since November 2004, has served as a director of Zarlink Semiconductor Inc. Mr. Wilska has over 31 years of senior management experience in the telecommunications industry. Other than serving as a director of SpectraSite, Mr. Wilska has no material relationship with SpectraSite.
Directors’ Compensation
      For fiscal 2004, directors who are non-employees received an annual fee of $25,000 and $1,000 for each Board meeting they attended. In addition, each Audit Committee member received an annual fee of $10,000 and the chairperson of the Audit Committee received an annual fee of $15,000. Each member of the Nominating and Governance Committee, the Compensation Committee and the Strategy Committee received an annual fee of $2,000, and the chairpersons of each of these Committees received an annual fee of $5,000. Directors were reimbursed for reasonable out-of-pocket expenses incurred in connection with attending the meetings of the Board and its committees. Prior to June 2004, as compensation for their commencement of providing services as members of our Board during 2004, non-employee directors received an initial grant of 10,000 stock options with an exercise price equal to the fair market value of our common stock on the date of grant, of which 2,000 of such stock options vested immediately with the remaining stock options vesting monthly over thirty-six months. In addition, as soon as practicable upon or subsequent to each anniversary of a director joining our Board, each non-employee director received an annual grant of 2,000 stock options with an exercise price equal to the fair market value of our common stock on the date of grant. These options were fully vested immediately upon granting.
      In July 2004, we changed the equity component of our directors’ compensation. In connection with commencement of service on our Board, each of our five new non-employee directors received for nominal consideration 1,500 shares of our restricted common stock for a total of 7,500 shares of restricted common stock. These shares were issued under the our 2003 Incentive Plan and are restricted until June 30, 2005, upon which they become fully vested. In October 2004, we reduced the size of our Board from ten members to eight members effective with the resignations of Robert Katz and Richard Masson, two non-employee directors who are each affiliated with two of our former significant stockholders. In connection with the completion of their terms of service on our Board, the Board approved the acceleration of 4,000 unvested stock options that each of them held.
      For fiscal 2005, directors who are non-employees shall receive an annual fee of $25,000 and $1,500 for each Board meeting that they attend. In addition, non-employee directors who serve on committees shall be paid $1,500 per meeting that they attend. The Chairperson of the Audit Committee shall receive an annual fee of $15,000. The chairpersons of the Nominating and Governance Committee, Compensation and Corporate Strategy Committees shall receive an annual fee of $5,000. The Lead Independent Director shall be paid an annual premium retainer of $15,000. Directors shall be reimbursed for reasonable out-of-pocket expenses incurred in connection with attending the meetings of the Board and its committees. Each non-employee director shall also receive an annual grant of restricted stock under our incentive plan in a number of shares equal in value to approximately $60,000 at the time of such grant, such shares to vest on the first anniversary of such grant.
EXECUTIVE OFFICERS
      The following table sets forth information regarding our executive officers:

Name	Age	Position

Stephen H. Clark	60	President, Chief Executive Officer, Chairman and Director

Timothy G. Biltz	46	Chief Operating Officer

Mark A. Slaven	48	Chief Financial Officer

Dale A. Carey	40	President, Wireless Division

Thomas A. Prestwood, Jr.	52	President, Broadcast Division

Gabriela Gonzalez	43	Senior Vice President and Controller

John H. Lynch	47	Senior Vice President, General Counsel and Secretary
      Stephen H. Clark — for the background of Stephen H. Clark, see “Election of Directors — Directors and Nominees.”
      Timothy G. Biltz — for the background of Timothy G. Biltz, see “Election of Directors — Directors and Nominees.”
      Mark A. Slaven is the Chief Financial Officer for the Company. Mr. Slaven joined SpectraSite as Chief Financial Officer in November 2004. Prior to joining the Company, Mr. Slaven served as 3Com Corporation’s Executive Vice President, Finance and Chief Financial Officer from March 2003 to August 2004, and 3Com’s Senior Vice President, Finance and Chief Financial Officer from June 2002 to March 2003. Prior to his appointment to this role, Mr. Slaven served as 3Com’s Vice President of Treasury, Tax, Trade and Investor Relations. Prior to that time, Mr. Slaven had been 3Com’s Vice President and Treasurer since August 2000. Prior to U.S. Robotics’ acquisition by 3Com in 1997, Mr. Slaven was its Vice President of Finance for Supply Chain Operations. Before joining U.S. Robotics, Mr. Slaven was Chief Financial Officer of the personal printer division at Lexmark International, Inc. Prior to that, Mr. Slaven served as Chief Financial Officer of various other divisions of Lexmark International, Inc. Mr. Slaven also serves as a director of Terayon Communication Systems, Inc.
      Dale A. Carey is President of SpectraSite’s Wireless Division. Mr. Carey joined SpectraSite as Senior Vice President of Services and Operations in February 2000, was elected President of SpectraSite Building Group, Inc. in October 2000 and assumed his current position in May 2002. Prior to joining SpectraSite, Mr. Carey served in various capacities for the Pennsylvania Super System of Vanguard Cellular Systems since 1989, most recently as the Regional Vice President and General Manager.
      Thomas A. Prestwood, Jr. is President of SpectraSite’s Broadcast Division. Mr. Prestwood joined SpectraSite in November 2001. Mr. Prestwood has over 15 years of senior management experience and executive level work in the telecommunications industry, most recently as Regional Vice President for Telecorp PCS. Prior to joining Telecorp, Mr. Prestwood served as an Executive Vice President for Highland Holdings and a Market Director for AT&T Wireless Services. For Vanguard Cellular Systems, Inc., Mr. Prestwood served as Vice President from 1990 to 1995, and as a Senior Vice President from 1995 until the company was acquired by AT&T Wireless in 1999.
      Gabriela Gonzalez is Senior Vice President and Controller. Prior to joining SpectraSite in April 2000, Ms. Gonzalez served as Controller for Commercial Operations for GlaxoWellcome (now Glaxo-SmithKline). Before joining GlaxoWellcome in 1998, Ms. Gonzalez served as Controller for Alyeska Pipeline, the operator of the TransAlaskan Pipeline. Ms. Gonzalez is a Certified Public Accountant in Alaska and North Carolina.
      John H. Lynch is Senior Vice President, General Counsel and Secretary. Prior to joining SpectraSite in August 1999, Mr. Lynch served as General Counsel for Qualex Inc., the wholly owned photofinishing subsidiary of Eastman Kodak Company. Before joining Qualex in 1989, Mr. Lynch practiced corporate and real estate law in the Atlanta, Georgia offices of Wildman, Harrold, Allen, Dixon and Branch.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth the cash and non-cash compensation earned by SpectraSite’s Chief Executive Officer and four other most highly compensated executive officers (including SpectraSite’s Chief Financial Officer as of December 31, 2004) during the years ended December 31, 2002, 2003 and 2004:

								Long Term
								Compensation

		Annual Compensation						Number of
								Securities
						Other Annual		Underlying		All Other
						Compensation		Options/		Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		($)(1)		SARs (#)(2)		($)(3)

Stephen H. Clark	2004	375,000		411,225		16,873		—		6,150
Chief Executive Officer	2003	375,000		3,175,000	(4)	—		1,527,778	(5)	6,000
	2002	375,000		367,500		—		—		5,500

Timothy G. Biltz	2004	300,000		328,980		15,915		—		6,150
Chief Operating Officer	2003	300,000		300,000		—		972,222		6,000
	2002	300,000		294,000		—		—		5,500

Mark A. Slaven	2004	41,538	(6)	39,478	(7)	6,038		200,000		—
Chief Financial Officer

Dale A. Carey	2004	235,264	(8)	128,898		7,608		—		6,150
President, Leasing	2003	225,077	(9)	122,788		—		316,666		6,000
	2002	209,423		102,255		—		—		5,500

Thomas A. Prestwood, Jr.	2004	208,530	(10)	90,336		49,803		—		—
President, Broadcast	2003	199,500	(11)	101,156		49,266	(12)	150,000		—
	2002	195,000		97,500		—		—		—

Gabriela Gonzalez	2004	195,952	(13)	109,887	(14)	11,320		—		4,000
Senior Vice President	2003	188,414	(15)	79,106		—		88,888		3,606
and Controller	2002	165,468		55,667		—		—		3,214

(1)	See “Other Compensation Table” below for additional information regarding amounts reflected.

(2)	All options granted in 2003 were issued under our 2003 Equity Incentive Plan that was approved by the bankruptcy court as part of our Plan of Reorganization in February 2003.

(3)	Amounts reported are SpectraSite’s contribution under its 401(k) plan.

(4)	Consists of $2,800,000 paid as a bonus in connection with our emergence from bankruptcy, which amount was approved as part of our Plan of Reorganization, and $375,000 paid as a bonus for 2003 pursuant to Mr. Clark’s employment agreement, which was approved as part of our Plan of Reorganization. The amount of the emergence bonus equaled the amount by which the aggregate exercise price of stock options granted to Mr. Clark upon the Company’s emergence from bankruptcy exceeded the aggregate fair market value of the common stock subject to such options.

(5)	The exercise price of the executive’s options was set at an amount above the fair market value of our common stock on the effective date of the grant. The amount by which the aggregate exercise price of these options, granted in connection with the Plan of Reorganization, exceeded the aggregate fair market value of the common stock subject to such options on the date of grant equals the amount of the bonus paid to Mr. Clark upon our emergence from bankruptcy.

(6)	Mark Slaven, with an annual salary of $300,000, joined the Company on November 1, 2004.

(7)	Consists of a pro rated bonus for the period beginning upon executive’s commencement of employment with SpectraSite on November 1, 2004 until December 31, 2004.

(8)	Mr. Carey’s annual salary increased from $231,000 to $240,240 in July 2004.

(9)	Mr. Carey’s annual salary was increased to $231,000 in July 2003.

(10)	Mr. Prestwood’s annual salary increased from $204,750 to $212,940 in July 2004.

(11)	Mr. Prestwood’s annual salary was increased to $204,750 in July 2003.

(12)	Consists of $24,400 of relocation expenses and the remaining amount for personal expenses including automobile use.

(13)	Ms. Gonzalez’s salary was increased from $192,400 to $200,096 in July 2004.

(14)	Consists of $84,887 of a regular cash bonus amount and a one-time bonus award of $25,000 for serving as interim co-Chief Financial Officer from August 2004 to November 2004.

(15)	Ms. Gonzalez’s salary was increased from $185,000 to $192,400 in July 2003.
Other Compensation Table
      The following table sets forth the other annual cash and non-cash compensation earned by SpectraSite’s Chief Executive Officer and four other most highly compensated executive officers during the year ended December 31, 2004:

				Group Term Life
Name and Principal Position	Relocation	PTO Sold(1)	Auto(2)	Taxable Value(3)	Total

Stephen H. Clark	—	—	16,081	792	$16,873
Chief Executive Officer
Timothy G. Biltz	—	—	15,735	180	$15,915
Chief Operating Officer
Mark A. Slaven	5,000	—	1,038	—	$6,038
Chief Financial Officer
Gabriela Gonzalez	—	3,700	7,500	120	$11,320
Senior Vice President and Controller
Dale A. Carey	—	—	7,500	108	$7,608
President, Leasing
Thomas A. Prestwood, Jr.	26,277	15,750	7,500	276	$49,803
President, Broadcast

(1)	Such amount reflects a sell back of accrued vacation time whereby the Company’s employee may elect to receive cash value rather than take time off. The Company no longer provides such benefit to its employees.

(2)	With respect to Messrs. Clark and Biltz, such amount reflects the taxable value of such executive’s personal automobile use. With respect to all others, such amount reflects an allowance for automobile use.

(3)	Taxable value of employee group life insurance in excess of $50,000.

Option/ SAR Grants in Last Fiscal Year
      The table below shows the option grants to the executive officers named in the Summary Compensation Table above during the fiscal year ended December 31, 2004:

	Individual Grants

			Percent of			Potential Realizable Value
	Number of		Total			at Assumed Annual Rates
	Securities		Options/			of Stock Price Appreciation
	Underlying		SARs Granted	Exercise or		for Option Term(1)
	Options/SARs		to Employees	Base Price	Expiration
Name	Granted (#)		in Fiscal Year(2)	($/Sh)	Date	5%($)	10%($)

Stephen H. Clark	0		—	—	—	—	—
Timothy G. Biltz	0		—	—	—	—	—
Mark A. Slaven	150,000	(3)	41.0%	58.11	12/17/2014	14,198,260	22,608,356
	50,000	(4)	13.7%	51.80	11/01/2014	4,218,837	6,717,793
Gabriela Gonzalez	0		—	—	—	—	—
Dale A. Carey	0		—	—	—	—	—
Thomas A. Prestwood, Jr	0		—	—	—	—	—

(1)	The potential realizable values at 5% and 10% appreciation are calculated by assuming that the price of our common stock appreciates at the indicated rate for the entire term of the option, and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. There is no assurance that the value realized by the optionee will be at or near the assumed appreciation rates, or that the optionee will remain an employee of SpectraSite during the entire term of the option.

(2)	A total of 366,000 options were granted to our executive officers and employees during fiscal year 2004 under our 2003 Equity Incentive Plan.

(3)	These options vest ratably on a monthly basis over the 36 months following the grant date, so long as the holder remains employed with the Company.

(4)	These options vest on the earlier of November 1, 2005 or the day immediately prior to the effective date of any new accounting rule or policy that would require an accounting charge by the Company with respect to such stock options.
Aggregated Option/ SAR Exercises in Last Fiscal Year and Year-End Option/ SAR Values
      The table below provides the number and value of the exercised and unexercised stock options held by the executive officers named in the Summary Compensation Table above as of December 31, 2004.
Aggregated Option/ SAR Exercises in Last Fiscal Year
and Year-End Option/ SAR Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-the-
			Options/SARs at Fiscal		Money Options/SARs at
	Shares		Year-End (#)		Fiscal Year-End ($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Stephen H. Clark	634,340	17,320,456	269,597	623,841	11,589,975	26,818,924
Timothy G. Biltz	149,031	4,391,336	426,201	396,990	19,104,460	17,795,077
Mark A. Slaven	—	—	0	200,000	0	305,000
Gabriela Gonzalez	25,000	713,600	17,591	36,295	788,517	1,626,923
Dale A. Carey	88,000	2,892,699	99,362	129,304	4,453,902	5,796,052
Thomas A. Prestwood, Jr	48,750	1,286,764	40,000	61,250	1,793,000	2,745,531

(1)	Based on the closing price of our common stock on the New York Stock Exchange on December 31, 2004 of $57.90 per share.
Employment Agreements
      We have entered into employment agreements with each of Messrs. Clark and Biltz, effective as of February 10, 2003. The initial term of the employment agreements is three years, with automatic one-year renewals unless either party gives written notice of nonrenewal at least six months prior to the end of the term. The annual base salaries for Messrs. Clark and Biltz are determined pursuant to their respective employment agreements, and they are each eligible to receive annual bonuses in amounts not less than the executive’s base salary in the event that we achieve certain annual financial targets established by our Board of Directors. In connection with our emergence from chapter 11 bankruptcy, Mr. Clark also received a cash bonus on February 10, 2003, in the amount of $2,800,000. If the employment of Messrs. Clark or Biltz is terminated as a result of his death or disability or is terminated by us without cause, or if he resigns without good reason during the thirteenth month following a change in control, he will be entitled to receive continued salary, average annual bonus and certain benefits for a period of 24 months following the termination, provided that this period shall be extended to 36 months if he is terminated by us without cause or if he resigns with good reason during the 24-month period following a change in control.
      Effective as of November 1, 2004, SpectraSite entered into an employment agreement with Mr. Slaven defining the terms of his employment with the SpectraSite as Chief Financial Officer. The initial term of Mr. Slaven’s employment agreement is three years, with automatic one-year renewals unless either party gives written notice of nonrenewal at least six months prior to the end of the term. Mr. Slaven’s annual base salary is $300,000. Mr. Slaven is eligible to receive an annual bonus in an amount not less than 75% of his base salary (pro rated with respect to the 2004 fiscal year) in the event that SpectraSite achieves certain annual financial targets established by our Board of Directors.
      If Mr. Slaven’s employment is terminated as a result of his death or disability, or is terminated by SpectraSite without cause, or if he resigns without good reason during the thirteenth month following a change in control, he will be entitled to receive continued salary, average annual bonus and certain benefits for a period of 24 months following the termination, provided that this period shall be extended to 36 months if he is terminated by SpectraSite without cause or if he resigns with good reason during the 24-month period following a change in control.
      For this purpose, a change of control occurs upon (i) the acquisition, other than by our principal stockholders, of more than 35% of the total combined voting power of our outstanding securities and such principal stockholders own a lesser percentage of the voting power of our outstanding securities than such acquiring person and cease to have the ability to elect or designate for election a majority of our Board of Directors; (ii) a change in the composition of our Board of Directors during any two-year period that results in the current directors (or those directors approved by our Board of Directors) ceasing to constitute a majority of the directors; (iii) our merger or consolidation with another entity unless our outstanding voting securities are exchanged for consideration including securities representing a majority of the voting power of the surviving corporation; or (iv) a sale of all or substantially all of our assets other than to our principal stockholders or persons controlled by such stockholders.
      Messrs. Clark, Slaven and Biltz have agreed that for a period of 24 months following the termination of their employment with us they generally will not:

•	engage in, or own any interest in or perform any services for any business that engages in, competition with us;

•	solicit our management employees or otherwise interfere with the employment relationship between us and our employees; or

•	hire, engage or in any manner be associated with any supplier, contractor or entity with a business relationship with us, if such action would have a material adverse effect on us.

      In connection with their employment agreements, Messrs. Clark and Biltz were granted options under our 2003 Equity Incentive Plan to purchase 1,527,778 and 972,222 shares of common stock, respectively. The exercise prices of these options are $14.91 and $13.08, respectively. Twenty percent of the options vested on March 12, 2003 and, subject to the optionee’s continued employment, 50% vest ratably on a monthly basis during the 36 months beginning April 12, 2003, and 30% will vest on March 12, 2009, or earlier if we achieve certain annual financial targets.
      Other than Messrs. Clark, Slaven and Biltz, no other executive officers of the Company have employment agreements with the Company. In connection with Mr. Slaven’s hiring, Mr. Slaven was granted options under the 2003 Equity Incentive Plan to purchase 200,000 shares of our common stock. The per share exercise prices of 50,000 and 150,000 of such stock options was $51.80 and $58.11, respectively, which were the closing prices of our common stock on the dates of grants. 50,000 of these stock options vest on the earlier of November 1, 2005 or the day immediately prior to the effective date of any new accounting rule or policy that would require an accounting charge by the Company with respect to such stock options, and 150,000 of these options vest ratably on a monthly basis over the 36 months following the grant date. In the event that Mr. Slaven’s employment is terminated by the Company without cause, or on account of death or disability or by Mr. Slaven for good reason, any unvested portion of such stock options shall become fully vested and exercisable as of the date of such termination. In the event that a change in control of the Company occurs, any unvested portion of such stock options shall become fully vested and exercisable as of the date immediately prior to such change in control.
      The Company’s former Chief Financial Officer, David P. Tomick, with an annual salary of $235,000, left the Company on July 28, 2004 on terms mutually agreeable to the Company and Mr. Tomick. Mr. Tomick was paid $142,808 of salary as of the date of his departure. Mr. Tomick also received severance in 2004 of $184,385 in accordance with the terms of his employment agreement entered into in connection with, and approved as part of, the Company’s Plan of Reorganization which resulted in the Company’s emergence from bankruptcy in February 2003. Pursuant to the terms of his employment agreement, Mr. Tomick shall receive his salary, annual bonus and certain employee benefits for a period of two years subsequent to the date of his termination. In connection with Mr. Tomick’s termination, a total of 461,405 unvested stock options became fully vested and exercisable pursuant to the terms of his stock option agreement entered into in March 2003. The remaining portion of unvested stock options issued under this agreement expired pursuant to the terms of such stock option agreement.
Severance Plans
      Messrs. Carey and Prestwood and Ms. Gonzalez participate in our Executive Severance Plan B. This plan generally provides that, upon termination of a participant’s employment by us other than for cause or by the participant for good reason (which includes any termination by a participant during the thirteenth month following a change in control), the participant will be entitled to continued payments of base salary and target bonus, as well as certain benefits, during the 18 months following termination if the participant then has five or more years experience in current or equivalent employment positions, and 12 months following termination if the participant has less than five years of such experience. In the event of certain terminations in anticipation of or in the two-year period following a change in control, the periods referred to above shall be increased to 24 months. For this purpose, change of control has the same definition as described above with respect to the employment agreements.

Equity Compensation Plans
      The following table sets forth information with respect to compensation plans under which the common stock is authorized for issuance as of December 31, 2004.
Equity Compensation Plan Information

Number of Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued upon	Weighted-average	under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
Plan Category	and Rights	and Rights	in Column)(1)

Equity compensation plans approved by security holders(2)	3,505,790	$17.38	278,746
Total	3,505,790	$17.38	278,746

(1)	Includes 265,574 stock options cancellations that are available for reissuance under the 2003 Equity Incentive Plan. As of March 15, 2005, a total of 164,634 shares of our common stock were available for future issuances under the 2003 Equity Incentive Plan.

(2)	Consists of our 2003 Equity Incentive Plan. The 2003 Equity Incentive Plan was approved as part of our Plan of Reorganization by the bankruptcy court and by claim holders who received common stock in connection with the Plan of Reorganization.
2003 Equity Incentive Plan
      In 2004, options for 366,000 shares of common stock were issued under the 2003 Equity Incentive Plan, having an average weighted exercise price of $47.86 per share. As of March 15, 2005, 164,634 shares of common stock are available for future grants under this plan.
      The following is a discussion of other features of the plan.
      Purpose of Plan. The nature and purpose of the plan is to use performance-based grants of long-term, equity-based incentives in the form of stock options and other equity based awards in order to link total compensation for management and key employees to our performance and stock price appreciation and to allow us to remain competitive and to retain top performing employees over time. The plan also permits awards to directors.
      Plan Administration. The plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee has sole discretion, subject to the terms of the plan, to determine the amounts and types of awards to be made, set the terms, conditions and limitations applicable to each award, and prescribe the form of the instruments embodying any award. The Board of Directors or the Compensation Committee may delegate to another committee of the Board of Directors the authority to grant awards to certain persons and the Compensation Committee may generally delegate the authority to act on its behalf to certain of our officers.
      Eligibility. Awards may be granted under the plan to any of our directors, officers or other employees and any individual providing services as our consultant, advisor or otherwise as an independent contractor.
      Vesting and Exercise of Options. Options become exercisable as set forth in a participant’s award agreement.
      Payment for Options. The exercise price of any stock option awarded under the plan is determined by the Compensation Committee prior to the grant date. Participants may exercise an option by making payment in any manner specified in the plan.

      Restricted Stock. The Compensation Committee may authorize awards of restricted stock, including performance-based restricted stock. Awards of restricted stock may be made for no consideration, or for an amount as is determined by the Compensation Committee. Restricted stock is common stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Unless the Compensation Committee determines otherwise if the participant terminates employment during the restricted period, then any unvested restricted stock will be forfeited. To date, 7,500 shares of restricted stock have been awarded under the plan.
      Other Awards Under the Plan. The Compensation Committee may grant other types of equity-based awards such as stock appreciation rights, deferred stock, dividend equivalents and performance-based awards. Such awards and awards of restricted stock may be subject to attainment of pre-established performance goals based on sales, revenue, net income, operating income, cash flow, return on assets, return on equity, return on capital or total stockholder return.
      Federal Income Tax Consequences of Options. The grant of a stock option under the plan will generally not have any immediate effect on the federal income tax liability to us or the participant. If the Compensation Committee grants a non-qualified stock option, then the participant will recognize ordinary income at the time he or she exercises the option in an amount equal to the difference between the fair market value of the common stock at the time of its exercise and the exercise price, and we will receive a deduction for the same amount.
      If the Compensation Committee grants an incentive stock option, the participant generally will not recognize any taxable income at the time he or she exercises the incentive stock option, but will recognize income at the time he or she sells the common stock acquired by exercise of the incentive stock option. Upon sale of the common stock acquired upon exercise of the incentive stock option, the employee will recognize income equal to the difference between the exercise price and the amount received upon sale, and such income generally will be eligible for capital gain treatment. We generally are not entitled to an income tax deduction in connection with an incentive stock option. However, if the employee sells the common stock either within two years of the date of the grant, or within one year of the date of the exercise of the incentive stock option, then the option is treated for federal income tax purposes as if it were a non-qualified stock option; the income recognized by the employee will not be eligible for capital gain treatment and we will be entitled to a federal income tax deduction equal to the amount of income recognized by the employee.
2005 Incentive Plan
      Subject to stockholder approval at the 2005 Annual Meeting, the Company has adopted the SpectraSite, Inc. 2005 Incentive Plan. For a summary of the terms of this plan, please refer to “Proposal No. 2 — Approval of the SpectraSite, Inc. 2005 Incentive Plan” located elsewhere in this proxy statement.

COMPARISON OF CUMULATIVE TOTAL RETURNS
      The following graph compares the performance of the Company’s common stock with the performance of the Russell Midcap Index, the S&P 500 Wireless Telecom Services Index and a peer group index. The peer group index consists of American Tower Corporation, Crown Castle International Corp. and SBA Communications Corp.
      Subsequent to our emergence from bankruptcy, our new common stock was initially available for trading on the Pink Sheets on February 11, 2003 and thereafter traded on the OTC Bulletin Board. On October 3, 2003, our common stock began trading on the New York Stock Exchange (the “NYSE”) under the ticker symbol SSI. The performance period that is reflected below assumes that $100 was invested in our common stock and each of the indexes listed below on February 14, 2003, and that all dividends were reinvested. The performance of our common stock reflected below is not indicative of our future performance.

	Base	Quarter Ending
	Period
Company Name/Index	14Feb03	Mar03	Jun03	Sep03	Dec03	Mar04	Jun04	Sep04	Dec04

SpectraSite, Inc.	$100	$116.43	$187.23	$230.99	$261.03	$278.69	$324.66	$349.30	$434.93
S&P 500 Wireless Telecom Svcs	100	107.52	139.18	143.81	167.56	211.49	225.13	218.98	263.64
Russell Midcap Index	100	102.96	121.77	129.60	147.70	155.30	157.55	156.23	177.57
Peer Group	100	132.68	201.62	236.66	265.30	291.45	361.82	372.29	434.35
      The performance graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other SpectraSite filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this item therein by reference.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
Overview
      The Compensation Committee (the “Committee”) assists SpectraSite’s Board of Directors in the discharge of the Board’s oversight responsibilities relating to the compensation of the Company’s executives. In this regard, the Committee is responsible for overseeing the Company’s compensation plans and policies. The Committee’s duties include, among others, annually reviewing and approving the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining the Chief Executive Officer’s compensation based on this evaluation. In addition, the Committee is responsible for overseeing and approving all compensation to executive officers on an annual basis. The Committee’s charter reflects these various responsibilities, and the Committee and the Board periodically review and revise the charter. The Committee’s membership is determined by the Board and is composed entirely of independent directors. The Committee meets at scheduled times during the year, and it also holds special meetings from time to time and considers and takes action by written consent. The Committee Chairperson reports on Committee actions and recommendations at Board meetings.
      SpectraSite’s human resources department supports the Committee in its work. The Committee also has the authority to engage the services of outside advisers, experts and others to assist the Committee in fulfilling its duties and responsibilities. During 2004, the Committee directly engaged two outside compensation consulting firms to assist the Committee in its review of the Company’s compensation philosophy and practices. One of these firms made specific findings and recommendations with respect to the SpectraSite’s executive compensation levels, and the other firm advised the Committee with respect to Company’s proposed new 2005 Equity Incentive Plan (the “2005 Incentive Plan”) that is being submitted for stockholder approval at the 2005 Annual Meeting.
Compensation Philosophy and Objectives
      The core principles underlying SpectraSite’s executive compensation polices are to:

(i) provide competitive compensation and benefits to attract and retain the highest quality executive officers;

(ii) provide variable pay opportunities through bonus plans and incentive plans that reward executive officers for superior performance; and

(iii) establish an appropriate relationship between executive compensation and the creation of long-term stockholder value.
      The Committee reviews SpectraSite’s executive compensation practices against comparable practices at peer companies in the tower and wireless telecommunications industries and the broader executive compensation marketplace. The peer group used in these analyses may change from year to year depending on changes in the marketplace and the business focus of the Company, and will not necessarily correspond to the list of companies comprising the peer group used in the stock performance graph in this proxy statement. The Committee believes that the market for top tier executive talent is potentially broader than SpectraSite’s direct industry competitors.
Executive Compensation Components and Practices
      SpectraSite’s executive compensation program consists of the following three primary components:

•	Base Salary;

•	Annual Incentives; and

•	Long-Term Incentives.

     Base Salary
      The Committee establishes salary ranges for each of the executive officer positions based on job responsibilities, level of experience and expertise required, the strategic impact of the position, and competitive rates of compensation for similar position within similar companies. Annual salary adjustments reflect the overall performance of the Company, the sustained performance of the individual, and other factors such as typical market movements, the officer’s compensation relative to other officers in the company, and officer-level salary increases relative to salary increase budgets for other SpectraSite employees.
      Our Chief Executive Officer and Chief Operating Officer did not receive salary increases in 2004. Our other executive officers received a 4% increase in their salaries. The Committee believes, based upon a review of compensation levels for executives in comparable positions at the peer group of companies, that the 2004 base salaries paid to our Chief Executive Officer and our other executive officers are generally below the market median (50th percentile). This is consistent with SpectraSite’s leveraged pay strategy that relies more heavily on performance-based compensation to deliver market competitive rewards to executives. See sections of this report entitled “Annual Incentives” and “Long-Term Incentives” for a description of the Company’s variable pay programs.
     Annual Incentives
      The Committee establishes target annual incentive opportunities, expressed as a percent of base salary, for each executive officer position. These opportunities are established in accordance with SpectraSite’s guiding principles and are set in much the same manner as described for salary structures and annual salary adjustments. For most executive officers, target cash incentives approximate 30% to 40% of base salary. For the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, the target cash incentive opportunities range from 75% to 125% of such officer’s base salary.
      Annual incentive opportunities are tied directly to the achievement of pre-determined performance targets for improvements in earnings before interest, taxes, depreciation and amortization (“EBITDA”), as adjusted for certain items as determined by our Board. The Committee believes that EBITDA is an objective and appropriate measure for aligning executive compensation with Company performance.
      In March 2005, based on the Company exceeding certain pre-approved EBITDA targets applicable to fiscal 2004, the Committee approved the 2004 bonus awards included in the Summary Compensation Table under the heading “Bonus.” In addition, the Committee separately approved Mr. Clark’s bonus award for 2004. See “Compensation of Chief Executive Officer” discussed below.
     Long-Term Incentives
      The Committee administers SpectraSite’s equity compensation programs and approves awards granted under the stockholder-approved plans. The 2003 Equity Incentive Plan was approved by the bankruptcy court and the claim holders who received SpectraSite common stock in connection with the Plan of Reorganization as part of SpectraSite’s Plan of Reorganization. In March 2003, the Committee approved the total option grants for the Company’s executive officers at the time, among others, during 2003 as detailed in the Summary Compensation Table under “Number of Securities Underlying Options/ SARs.” The Committee also determined that the EBITDA targets included in the fiscal 2003 Board Plan, as previously adopted by the Board of Directors, were the measures to use in setting the performance-accelerated vesting provisions of certain stock option awards. The size of the option award for each executive officer was determined principally by each position’s level of responsibility and accountability for the Company’s performance upon emergence from bankruptcy.
      During 2004, the Committee did not award any new options to any of the Company’s executive officers under the Company’s 2003 Equity Incentive Plan, other than 200,000 options issued to the Company’s new Chief Financial Officer in connection with such officer’s hiring.
      In early 2005, the Committee, working with the assistance of one of its independent consultants, redesigned SpectraSite’s long-term incentive program. The new program is expected to rely on a combination of stock options and restricted stock for providing long-term performance and retention incentives to senior management. The following guiding principles were used in designing the new program:

•	Award opportunities should be set based on competitive market practices for the annualized value of long-term incentives being provided to comparable positions within comparable companies;

•	Awards should be performance-based, having a strong and direct link to sustainable improvements in both company performance and stockholder value creation; and

•	Executives should be required to maintain a certain level of stock ownership in order to further align their interests with long-term stockholder value creation.
      A key element of the new long-term incentive program is the 2005 Incentive Plan being submitted for stockholder approval at the Company’s 2005 Annual Meeting. The 2005 Incentive Plan provides the Committee with the flexibility it requires to continue providing important performance and retention incentives to key management. This flexibility arises from both a new share reserve and a new plan document that allows for the granting of various forms of equity and cash-based incentives. The Committee believes that this plan is critical to SpectraSite’s ability to continue to attract, motivate, and retain the very best talent in the industry, while further aligning executive’s interests with the long-term stockholder value creation.
     Executive Benefits and Perquisites
      In addition to the core components outlined above, SpectraSite’s executive officers are eligible for participation in:

•	the Company-wide employee benefit program that includes medical, dental, vision, prescription drug, life insurance, accidental death and dismemberment, short-term and long-term disability, flexible spending account, and other voluntary benefits;

•	the SpectraSite 401(k) plan under which we currently provide a 50% matching contribution up to the first 6% of deferral; and

•	certain customary perquisites consisting of amounts for automobile use and relocation expenses, as appropriate.
      While the Company permits Vice Presidents and above to participate in the Company’s deferred compensation program, none of the Company’s executive officers currently participate in this program. The Company does not sponsor any program that provides its executive officers with any personal-benefit perquisites such as reserved parking spaces, separate dining or other facilities, or pay for or defray the costs of personal lodging, entertainment or family travel. There are no outstanding loans of any kind to any of the Company’s executive officers.
Compensation of Chief Executive Officer
      Fiscal 2004 was a year of outstanding progress and strong accomplishments across a number of critical fundamentals, building a strong foundation for SpectraSite’s continued success. Under Mr. Clark’s leadership, SpectraSite achieved full year profitability for fiscal 2004, the first time since the Company’s existence, and exceeded its business plan on several key dimensions. In 2004, the Company achieved record revenues and net cash from operating activities of $355.1 million and $141.1 million, respectively. During 2004, the Company exceeded its operating income target, the Company’s market value grew by 73.5%, and its credit ratings were upgraded. Through Mr. Clark’s leadership, SpectraSite is positioned to be the telecommunication industry’s leader in wireless tower and site operations.
      The policies and guidelines described above for the compensation of executive officers also apply to the compensation determination made with respect to Mr. Clark as the Company’s Chief Executive Officer. The Committee also considers Mr. Clark’s leadership, industry standing, and the Company’s overall performance as important factors upon which to base his total compensation. During 2004, the Committee decided not to change Mr. Clark’s $375,000 base salary or target cash incentive opportunities, and did not award Mr. Clark any stock options or other long-term incentive compensation. In February 2005, in reviewing Mr. Clark’s compensation for fiscal 2005, the Committee set certain financial thresholds based on the Company’s financial performance that will determine the amount of Mr. Clark’s 2005 performance bonus. In addition, in March 2005, the Committee determined that the Company achieved the pre-determined financial targets applicable to the Company’s fiscal 2004 performance. Accordingly, based on meeting these targets, Mr. Clark was paid a bonus in the amount of $411,225 pursuant to the terms of his employment agreement with the Company. The components of Mr. Clark’s compensation are set forth under “Executive Compensation” section located herein. As indicated in the table in this proxy statement entitled “Other Compensation in 2004,” the fringe benefits provided to Mr. Clark during fiscal 2004 represented approximately 2% of his total salary and bonus for the year.
Compliance with Section 162(m) of the Internal Revenue Code
      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid in any year to a company’s chief executive officer and the four other most highly compensated officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limitation if certain requirements are met. The 2003 Equity Incentive Plan is currently qualified so that awards under such Plan constitute performance-based compensation not subject to the deduction limit under Section 162(m). The 2005 Incentive Plan, subject to stockholder approval at the 2005 Annual Meeting, is also designed such that designated awards granted under such Plan will not be subject to the deduction limit under 162(m).
      Although the Committee has not adopted any specific policy with respect to the application of Section 162(m), the Committee generally seeks to structure executive compensation to the Company’s executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). The Committee reserves the right to pay compensation or grant awards that are not deductible under 162(m) if it is believed to be in the best interest of the Company and its stockholders.
Summary
      The Committee believes that SpectraSite’s overall executive compensation philosophy and programs are market competitive, performance-based, and stockholder aligned. Accordingly, the Committee believes that SpectraSite will continue to attract, motivate, and retain high caliber executive management to serve the interests of the Company and its stockholders. The Committee will continue to monitor the effectiveness of SpectraSite’s total compensation program and to make proposals aimed at better meeting the current and future needs of the Company and its stockholders.

COMPENSATION COMMITTEE

Patricia L. Higgins (Chairperson)
Dean J. Douglas
Samme L. Thompson
      The report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other SpectraSite filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this item therein by reference.

PRINCIPAL AUDITOR FEES AND SERVICES
      The Audit Committee has appointed Ernst & Young LLP as SpectraSite’s independent registered public accounting firm for the fiscal year ending December 31, 2005. Representatives of Ernst & Young LLP are expected to be present at the 2005 Annual Meeting and will have the opportunity to make a statement if they desire to do so and are available to respond to appropriate questions.
Fees Incurred by SpectraSite for Ernst & Young LLP
      The following table shows the fees billed to SpectraSite for the audit and other services provided by Ernst & Young LLP for fiscal 2004 and 2003:

	2004	2003

Audit Fees(1)	$2,014,883	$853,252
Audit-Related Fees	$—	$—
Tax Fees(2)	$228,750	$294,530
All Other Fees	—	—

Total	$2,243,633	$1,147,782

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, audit services provided in connection with other statutory or regulatory filings, and attestation services in connection with the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404 Compliance”). This amount includes $753,684 for services related to Section 404 Compliance.

(2)	Tax fees consisted primarily of tax compliance services (including U.S. federal and Canadian returns) and miscellaneous tax consulting work.
      The Audit Committee pre-approves all audit-related and non-audit services not prohibited by law to be performed by SpectraSite’s independent registered public accounting firm. The Audit Committee delegated its pre-approval authority to its Chairman with respect to the services to be provided by Ernst & Young LLP. The Audit Committee determined that the provision of such services by Ernst & Young LLP was compatible with the maintenance of such firm’s independence in the conduct of its audit functions.

REPORT OF THE AUDIT COMMITTEE
      The charter of the Audit Committee of the Board, as revised in January 2005, specifies that the purpose of the Audit Committee is to assist the Board in its oversight of:

•	the integrity of the Company’s financial statements and other financial information provided to the Company’s stockholders, the public and others;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent auditors;

•	the performance of the Company’s independent auditors and of the Company’s internal audit function; and

•	the preparation of the annual report of the Audit Committee.
      The full text of the Audit Committee’s revised charter is attached to this proxy statement as Exhibit B and is available on the Company’s website (www.spectrasite.com) under “Investors/ Corporate Governance.” In carrying out its responsibilities, the Audit Committee, among other things:

•	monitors preparation of quarterly and annual financial reports by the Company’s management;

•	supervises the relationship between the Company and its independent auditors, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving significant non-audit services; and confirming the independence of the independent auditors; and

•	oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company’s internal auditing program.
      The Audit Committee met eleven times during fiscal 2004. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accounting firm and with the Company’s internal auditors, in each case without the presence of the Company’s management.
      As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent registered public accounting firm all annual and quarterly financial statements prior to their issuance. During fiscal 2004, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Ernst & Young LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).
      In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.
      Taking all of these reviews and discussions into account, the undersigned Audit Committee members recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the United States Securities and Exchange Commission.

AUDIT COMMITTEE

Paul M. Albert, Jr. (Chairman)
John F. Chlebowski
Patricia L. Higgins
Samme L. Thompson
      The report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other SpectraSite filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this item therein by reference.

PRINCIPAL STOCKHOLDERS
Beneficial Ownership Table
      The table below sets forth, as of March 15, 2005, information with respect to the beneficial ownership of SpectraSite’s common stock by:

•	each of our directors and each of the executive officers named in the Summary Compensation Table under “Executive Compensation”;

•	each person who is known to be the beneficial owner of more than 5% of any class or series of our capital stock; and

•	all of our directors and executive officers as a group.
      The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the United States Securities and Exchange Commission (the “SEC”) governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. The following table is based on 46,521,078 shares of our common stock outstanding as of March 15, 2005.

	Number of	Percentage
Name of Beneficial Owner	Shares	of Class

Stephen H. Clark(1)	470,457	1.0
Timothy G. Biltz(2)	553,438	1.2
Mark A. Slaven(2)	16,667	*
Gabriela Gonzalez(2)	22,652	*
Dale A. Carey(2)	140,118	*
Thomas A. Prestwood, Jr.(2)	65,417	*
Paul M. Albert, Jr.(2)	9,778	*
John F. Chlebowski(3)	0	*
Dean J. Douglas(3)	0	*
Patricia L. Higgins(3)	0	*
Samme L. Thompson(3)	0	*
Kari-Pekka Wilska(3)	0	*
FMR Corp.(4)	6,592,428	14.2
Funds affiliated with SPO Partners & Co.(5)	3,679,800	7.9
Massachusetts Financial Services Company (“MFSC”)(6)	3,871,890	8.3
Funds managed by Glenview Capital Management, LLC(7)	3,092,427	6.6
All current directors and executive officers as a group (11 persons)(8)	1,276,344	2.7

*	Less than 1%.

(1)	Includes 468,463 shares of common stock issuable upon the exercise of outstanding stock options exercisable within 60 days, and 1,994 shares of common stock issuable upon the exercise of outstanding warrants exercisable within 60 days.

(2)	Consists of shares of common stock issuable upon the exercise of outstanding stock options exercisable within 60 days.

(3)	In connection with such director joining the Board on June 30, 2004, the Company granted to such director 1,500 shares of restricted common stock pursuant to the 2003 Equity Incentive Plan, which restricted shares shall vest and become unrestricted on June 30, 2005 so long as such director remains a director of the Company.

(4)	Pursuant to a Schedule 13G/ A filed on February 14, 2005 by FMR Corp., a holding company on behalf of the following persons or entities as described in this footnote. Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 4,754,570 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Mid Cap Stock Fund, a registered investment company, has the right to receive the proceeds from the sale of 2,526,197 shares as of December 31, 2004. Fa Mid Cap Stock Fund, a registered investment company, has the right to receive the proceeds from the sale of 2,526,197 shares as of December 31, 2004. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 4,754,570 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d, chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ boards of trustees. Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 830,020 shares or 0.19% of the common stock outstanding of SpectraSite as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over the 830,020 shares and sole power to vote or to direct the voting of the 830,020 shares. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is chairman of FMR Corp. and Abigail P. Johnson is a director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Fidelity International Limited, Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies (the “International Funds”) and certain institutional investors. Fidelity International Limited (“FIL”) is the beneficial owner of 1,007,838 shares. FMR Corp. and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the Exchange Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d).

(5)	Pursuant to a Schedule 13D/ A filed on February 10, 2004, SPO Partners & Co. is the beneficial owner of common stock, arising from the beneficial ownership by certain investment partnerships and other accounts, which are advised by SPO and its principals. As such, SPO and its principals may be deemed to have shared voting and investment power over the shares. The business address for SPO and its principals is 591 Redwood Highway, Suite 3215, Mill Valley, California 94941.

(6)	Pursuant to a Schedule 13G/ A filed on February 8, 2005, MFS has sole voting and dispositive power of the common stock. The business address for MFS is 500 Boylston Street, Boston, MA 02116.

(7)	Pursuant to a Schedule 13G/ A filed on February 9, 2005, Glenview Capital Management serves as investment manager to each of Glenview Capital Partners, L.P. (“Glenview Capital Partners”), Glenview Institutional Partners, L.P. (“Glenview Institutional Partners”), Glenview Capital Master Fund, Ltd. (“Glenview Capital Master Fund”), GCM Little Arbor Master Fund, Ltd. (“GCM Little

Arbor Master Fund”), GCM Little Arbor Institutional Partners, L.P. (“GCM Little Arbor Institutional Partners”), and GCM Little Arbor Partners, L.P. (“GCM Little Arbor Partners”). In such capacity, Glenview Capital Management may be deemed to have voting and dispositive power over the shares held for the accounts of each of Glenview Capital Partners, Glenview Institutional Partners, Glenview Capital Master Fund, GCM Little Arbor Master Fund, GCM Little Arbor Institutional Partners, and GCM Little Arbor Partners. Glenview Capital GP, LLC (“Glenview Capital GP”) is the general partner of Glenview Capital Partners, Glenview Institutional Partners, GCM Little Arbor Institutional Partners and GCM Little Arbor Partners. Glenview Capital GP also serves as the sponsor of the Glenview Capital Master Fund and the GCM Little Arbor Master Fund. In such capacities, Glenview Capital GP may be deemed to have voting and dispositive power over the shares held for the accounts of each of Glenview Capital Partners, Glenview Institutional Partners, Glenview Capital Master Fund, GCM Little Arbor Master Fund, GCM Little Arbor Institutional Partners, and GCM Little Arbor Partners. Lawrence M. Robbins is the Chief Executive Officer of Glenview Capital Management and Glenview Capital GP. The address of the principal business office of each of Glenview Capital Management, Glenview Capital GP, Glenview Capital Partners, Glenview Institutional Partners and Mr. Robbins is 399 Park Avenue, Floor 39, New York, New York 10022. The address of the principal business office of Glenview Capital Master Fund is c/o Goldman Sachs (Cayman) Trust, Limited, Harbour Centre, North Church Street, P.O. Box 896GT, George Town, Grand Cayman, Cayman Islands, British West Indies. As of February 8, 2005, each of these entities may be deemed to be the beneficial owner of 3,092,427 Shares. This amount consists of: (A) 264,264 Shares held for the account of Glenview Capital Partners; (B) 1,844,686 Shares held for the account of Glenview Capital Master Fund; (C) 913,650 Shares held for the account of Glenview Institutional Partners; (D) 64,000 Shares held for the account of GCM Little Arbor Master Fund, (E) 2,416 Shares held for the account of GCM Little Arbor Institutional Partners, and (F) 3,411 Shares held for the account of GCM Little Arbor Partners.

(8)	Includes 1,274,350 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days and 1,994 shares of common stock issuable upon the exercise of outstanding warrants exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC. All of the filing requirements were satisfied for fiscal 2004 except for the following: Messrs. Albert, Katz, Masson and Slaven each filed one late Form 4, reporting their individual receipt of Company stock options issued under the 2003 Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Registration Rights Agreement
      Pursuant to the Plan of Reorganization, we entered into a registration rights agreement with Oaktree Capital Management, LLC, as general partner and/or investment manager of certain funds and accounts it manages, AP Towers LLC, an affiliate of Apollo Management V, L.P., and Capital Research Management Company, as investment adviser for certain funds it manages, providing for the registration of the common stock. Under this registration rights agreement, the holders of our common stock that are party to the agreement may require us to register all or some of their shares under the Securities Act of 1933, as amended. Pursuant to this registration rights agreement, three registrations have been effected in connection with our three public offerings on behalf of certain selling stockholders that occurred in October 2003, February 2004 and May 2004, respectively. As a result of these registrations and the selling stockholders’ sales of our common stock thereunder, we have no further obligations to register shares of our common stock under this registration rights agreement.
Transactions with Executive Officers
      In August 1999, we loaned David P. Tomick, our Chief Financial Officer at the time, $325,000 in connection with the exercise of stock options to acquire shares of common stock of our predecessor company. The loan had an interest rate at the applicable federal rate under the Internal Revenue Code, 5.36% per annum, and was scheduled to mature in August 2004. In May 2004, Mr. Tomick repaid this loan in full and Mr. Tomick has no further obligations owing to SpectraSite.
      In September 1999, we loaned Timothy G. Biltz $500,000 to purchase a home as a relocation incentive. This had an interest rate of 5.82% per annum and would have matured in September 2004. In March 2004, Mr. Biltz repaid this loan in full and Mr. Biltz has no further obligations owing to SpectraSite.
      In January 2000, we loaned Stephen H. Clark $1,100,000 in connection with the exercise of stock options to acquire 512,500 shares of common stock of our predecessor company. The loan had an interest rate of 5.80% per annum and would have matured in December 2004. In June 2004, Mr. Clark repaid this loan in full and Mr. Clark has no further obligations owing to SpectraSite.
      Mr. Clark’s son is our employee, and received $106,786 in aggregate annual salary and bonuses during 2004. SpectraSite also contributed $3,291 to its 401(k) plan on his behalf. In 2003, Mr. Clark’s son was also granted stock options to buy 10,000 shares of our common stock with an exercise price of $13.075 per share, the fair market value of the common stock on the date of the grant. The compensation received by Mr. Clark’s son was commensurate in amount to the compensation received by our employees in comparable positions.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
      SpectraSite is committed to having sound corporate governance principles. Having such principles is essential to running SpectraSite’s business efficiently and to maintaining SpectraSite’s integrity in the marketplace. SpectraSite’s Corporate Governance Guidelines are available on the Company’s website (www.spectrasite.com) under “Investors/ Corporate Governance.”
Board Independence
      The Board has determined that each of the current non-employee directors standing for re-election has no material relationship with SpectraSite (either directly or as a partner, stockholder or officer of an organization that has a relationship with SpectraSite) and is independent within the meaning of the director independence standards set by the NYSE and the SEC. This determination is based principally on the fact that none of these independent directors has a material relationship (either directly or indirectly) with SpectraSite other than serving as one of our directors. Furthermore, the Board has determined that each of the members of each of the committees of the Board has no material relationship with SpectraSite (either directly or as a partner, stockholder or officer of an organization that has a relationship with SpectraSite) and is independent within the meaning of the NYSE and SEC rules. The Board has also determined that each of the members of the Audit Committee is a “financial expert” as defined under the SEC rules.
Board Structure and Committee Composition
      From April 2004 until June 2004, our Board had the following four directors and the following four committees: Audit, Compensation, Nominating and Governance and Executive.

Nominating and
Name of Director	Audit	Compensation	Governance	Executive

Independent Directors:
Paul M. Albert, Jr.	**	*
Robert Katz(†)		**	*	**
Richard Masson	*	*	**	*
Non-Independent Director:
Stephen H. Clark				*

*	denotes committee member

**	denotes Chairperson

(†)	denotes Lead Director of the Board of Directors
      In 2004, we made a number of changes to our Board, its committees and our corporate governance processes. In June 2004, we expanded the size of our Board from four directors to ten directors, adding the following six persons to our Board, five of whom have been deemed independent: Timothy G. Biltz, our current Chief Operating Officer, John F. Chlebowski, Dean J. Douglas, Patricia L. Higgins, Samme L. Thompson and Kari-Pekka Wilska. In October 2004, we reduced the size of our Board to eight directors upon the resignation of two of our directors, Messrs. Masson and Katz. These directors resigned from our Board in connection with the firms with which they are affiliated no longer holding a significant stockholder interest in our common stock. In October 2004, we dissolved the Executive Committee and formed the Corporate Strategy Committee. In November 2004, we named Ms. Higgins as the Board’s new Lead Independent Director and further defined the mandate for such position.

      As a result of these changes, our Board currently consists of the following eight persons and the following four committees: Audit, Compensation, Nominating and Governance and Corporate Strategy.

Nominating and
Name of Director	Audit	Compensation	Governance	Corporate Strategy

Independent Directors:
Paul M. Albert, Jr.	**		*
Patricia L. Higgins(†)	*	**
John F. Chlebowski	*		**
Samme L. Thompson	*	*	*	**
Dean J. Douglas		*		*
Kari-Pekka Wilska			*	*
Non-Independent Directors
Stephen H. Clark
Timothy G. Biltz

*	denotes committee member

**	denotes Chairperson

(†)	denotes Lead Independent Director
      Each of the committees operates under a written charter adopted by the Board. Each of the committee charters are available on our website (www.spectrasite.com) under “Investors/ Corporate Governance.” During fiscal 2004, the Board held 11 meetings. Directors are encouraged to attend annual meetings of SpectraSite stockholders. Each of our Directors at the time attended our 2004 Annual Meeting of Stockholders.
     Audit Committee
      The Audit Committee’s duties and responsibilities are set forth in the charter of the Audit Committee and include the general oversight of the integrity of SpectraSite’s financial statements, SpectraSite’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of SpectraSite’s internal audit function and independent auditors, and risk assessment and risk management. Among other responsibilities, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the committee’s performance; appoints, evaluates and determines the compensation of SpectraSite’s independent auditors; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews SpectraSite’s disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on SpectraSite’s financial statements. The Audit Committee works closely with management as well as SpectraSite’s independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from SpectraSite for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. Some of the key functions of the Audit Committee are further described in this proxy statement under “Report of Audit Committee.” The current charter of the Audit Committee is attached as Exhibit B and is available on the Company’s website (www.spectrasite.com) under “Investors/ Corporate Governance.”
     Compensation Committee
      The Compensation Committee’s duties and responsibilities are set forth in the charter of the Compensation Committee and include discharging the Board’s responsibilities relating to compensation of SpectraSite’s executives and directors; producing an annual report on executive compensation for inclusion in SpectraSite’s proxy statement; approving the compensation for SpectraSite’s Chief Executive Officer; providing general oversight of SpectraSite’s compensation structure, including SpectraSite’s equity compensation plans and benefits programs; and retaining and approving the terms of the retention of any compensation consultants and other compensation experts that it deems appropriate. Other specific duties and responsibilities of the Compensation Committee include: evaluating human resources and compensation strategies and overseeing SpectraSite’s total rewards program; reviewing the leadership development process; overseeing and approving all compensation to executive officers; reviewing and making recommendations to the Board with respect to SpectraSite’s incentive compensation and stock option programs (subject to stockholder approval if required); reviewing on an annual basis policies and practices with respect to equal employment opportunity and diversity issues; and annually evaluating its performance and its charter. The functions of the Compensation Committee are further described in this proxy statement under “Report of the Compensation Committee on Executive Compensation.” The current charter of the Compensation Committee is available on the Company’s website (www.spectrasite.com) under “Investors/ Corporate Governance.”
     Nominating and Governance Committee
      The Nominating and Governance Committee’s duties and responsibilities are set forth in the charter of the Nominating and Governance Committee and include identifying individuals qualified to become Board members, consistent with criteria approved by the Board; overseeing the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and identifying best practices and recommending corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance. Other specific duties and responsibilities of the Nominating and Governance Committee include annually assessing the size and composition of the Board; developing membership qualifications for Board committees; defining specific criteria for director independence; monitoring compliance with Board and Board committee membership criteria; annually reviewing and recommending directors for continued service; coordinating and assisting management and the Board in recruiting new members to the Board; reviewing governance-related stockholder proposals and recommending Board responses; overseeing the evaluation of the Board and management; conducting periodic reviews of the independence of the members of the Board of Directors and its committees; and annually evaluating its performance and its charter. The current charter of the Nominating and Governance Committee is available on the Company’s website (www.spectrasite.com) under “Investors/ Corporate Governance.”
     Corporate Strategy Committee
      The Company’s Corporate Strategy Committee was established to assist our Board with the following: identifying strategic opportunities for the Company; (ii) identifying strategic risks facing the Company; (iii) overseeing and advising the Company’s senior executive officers in the development of a strategic plan for the Company; (iv) assisting such officers in determining the resources necessary for the effective implementation of the plan; (v) periodically evaluating the effectiveness of the plan; and (vi) periodically advising the Board on the execution and effectiveness of the plan. Pursuant to the charter of our Corporate Strategy Committee, it shall consist of a minimum of three independent Directors, one of who shall be designated the Chairperson, as determined annually by the Board. The members of the Corporate Strategy Committee shall be appointed annually by the Board on the recommendation of the Chairperson and supported by our Nominating and Governance Committee. The Corporate Strategy Committee shall meet a minimum of two times per year. The Corporate Strategy Committee shall annually evaluate its performance and its charter. The current charter of the Corporate Strategy Committee is available on the Company’s website (www.spectrasite.com) under “Investors/ Corporate Governance.”
Consideration of Director Nominees
     Stockholder Nominees
      The policy of the Nominating and Governance Committee relating to stockholder nominations of candidates for membership to the Board is to consider properly and timely submitted nominations as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below. Any stockholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Secretary
SpectraSite, Inc.
400 Regency Forest Drive, Suite 400
Cary, NC 27511
      In addition, the by-laws of SpectraSite permit stockholders to nominate directors for consideration at an annual stockholder meeting. For a description of the process for nominating directors or other stockholder proposals in accordance with SpectraSite’s by-laws, see “Stockholder Proposals” in this proxy statement.
     Identifying and Evaluating Nominees for Directors
      The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at meetings of the Nominating and Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted stockholder nominations as candidates for the Board. Following verification of the stockholder status of persons proposing candidates, properly submitted recommendations will be aggregated and considered by the Nominating and Governance Committee at a meeting prior to the issuance of the proxy statement for SpectraSite’s annual meeting. If any materials will be provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms or others in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.
      In 2004, the Nominating and Governance Committee retained a third party search firm to identify the new independent directors to add to our Board. The third party search firm identified a slate of individuals who matched the Company’s qualifications, and thereafter presented them to our Nominating and Governance Committee for consideration. Based on the identification process conducted by the third party search firm, the Nominating and Governance Committee recommended that our Board add five new directors (Messrs. Chlebowski, Douglas, Thompson and Wilska, and Ms. Higgins) to our Board in June 2004.
     Director Qualifications
      The Nominating and Governance Committee use a number of criteria to determine the qualification of a director nominee for the Board. The minimum criteria used by the Nominating and Governance Committee consists of the following:

•	Directors should be of the highest ethical character and share the mission, vision and values of SpectraSite;

•	Directors should have reputations, both personal and professional, consistent with the image and reputation of SpectraSite;

•	Directors should be highly accomplished in their respective fields, with superior credentials and recognition;

•	In selecting directors, the Board may generally seek active and former chief executive officers and/or executive or senior officers of public companies; at the same time, in recognition of the fact that the foundation of the Company is in the tower management and telecommunications wireless industries, the Board may also seek some directors who are widely recognized as leaders in these industries;

•	Each director should have relevant expertise and experience, and be able to offer advice and guidance to the chief executive officer based on that expertise and experience;

•	The majority of directors on the Board should be “independent,” not only as that term may be legally defined, but also without the appearance of any conflict in serving as a director;

•	Each director should have the ability to exercise sound business judgment; and

•	Each director shall be no older than 70 at the time of such director’s nomination.

      The Nominating and Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee and industry expertise and the evaluations of other prospective nominees. After completing the interview and evaluation process that the Nominating and Governance Committee deems appropriate, it makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and the report of the Nominating and Governance Committee.
Executive Sessions
      Executive sessions of non-management directors are held regularly at the end of each meeting of the Board of Directors. The Lead Independent Director of our Board chairs each of these executive sessions.
Lead Independent Director Mandate
      Our Board has approved and adopted a mandate for the Lead Independent Director. Pursuant to the mandate, the Lead Independent Director is an outside and unrelated director who is designated by the outside members of our Board to lead the Board in fulfilling its duties effectively, efficiently and independent of management. Specifically, the Lead Independent Director is responsible for the following:

•	Liaison between our Board and management;

—	Act as principal liaison between our Board and management;

—	Communicate to management, as appropriate, the results of private discussions among outside directors;

•	Board activities;

—	Chair executive sessions of our Board where only outside directors are in attendance;

—	Provide input to the Chairman on preparation of agendas for our Board and our Board committee meetings;

—	Ensure that outside directors have adequate opportunities to meet to discuss issues without management present; and

—	Consult with the Chairman and our Board on the effectiveness of our Board and our Board committees.
Our Lead Independent Director shall also have the right to attend any meetings of our Board’s committees that such director deems appropriate to attend.
Disclosure Committee
      The Company’s Disclosure Committee consists of the Company’s Chief Operating Officer, Principal Accounting Officer, Controller, the Company’s officer responsible for investor relations, the Company’s officer responsible for risk management, and such other persons as may be designated from time to time by the

Company’s Chief Executive Officer and Chief Financial Officer. The Disclosure Committee’s responsibilities include assisting the Company’s Chief Executive Officer and Chief Financial Officer in fulfilling their responsibilities for the oversight of the accuracy and timeliness of the public disclosures made by the Company; ensuring that the information required to be disclosed in the reports that the Company files or submits to the SEC and other information that the Company will disclose to the investment community is recorded, processed, summarized and reported accurately and on a timely basis, and the information is accumulated and communicated to management, including the Company’s Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding such required disclosure. The Disclosure Committee regularly meets in connection with the Company’s preparation of its SEC filings to review important disclosure matters.
Communications with the Board
      SpectraSite’s Nominating and Governance Committee has adopted a policy regarding stockholder access to the Board of Directors to ensure that stockholders may communicate directly with the Board. All written communications should be directed to the Company’s Secretary at: Secretary, SpectraSite, Inc., 400 Regency Forest Drive, Suite 400, Cary, NC 27511 and should prominently indicate on the outside of the envelope that it is intended for one of the following: the Board of Directors, the Lead Independent Director, the Audit Committee, the Compensation Committee, the Nominating and Governance Committee or the Corporate Strategy Committee. Each written communication intended for the Board of Directors, the Lead Independent Director, or one of the committees and received by the Secretary will be forwarded to the specified party following its clearance through normal security procedures. The written communication will not be opened, but rather will be forwarded unopened to the intended recipients.
Codes of Ethics
      We believe that each of our employees and directors shall maintain high ethical standards. We have adopted our Code of Business Conduct and Ethics applicable to our employees and directors and our Code of Ethics for the Principal Executive Officer and Senior Financial Officers. These codes are available on our website (www.spectrasite.com) under “Investors/ Corporate Governance,” and in print upon any written request by a stockholder. The Company intends to post at this location on its website any amendments to or waivers from the provisions of these codes.

APPROVAL OF THE SPECTRASITE, INC.
2005 INCENTIVE PLAN
(PROPOSAL NO. 2)
      The Board of Directors recommends a vote “FOR” this proposal.
Overview
      Our Board recommends that the stockholders approve the 2005 Incentive Plan.
      Based upon the recommendation of our Board’s Compensation Committee, our Board has unanimously approved the 2005 Incentive Plan, subject to stockholder approval at the annual meeting. As with the 2003 Equity Incentive Plan, which only has 164,634 shares remaining available for grant as of March 15, 2005, the 2005 Incentive Plan is an “omnibus” plan that provides flexibility to grant a variety of equity awards to employees and non-employee directors.
      A maximum of 3,200,000 shares of our common stock will be reserved for issuance under the 2005 Incentive Plan. All employees of SpectraSite (approximately 450 persons) and its non-employee directors are eligible to receive awards under the 2005 Incentive Plan. These awards may be granted in the form of stock options, stock appreciation rights, restricted stock awards, restricted stock units and stock awards. Our Board believes that by allowing SpectraSite to continue to offer its employees long-term, performance-based compensation through the 2005 Incentive Plan, SpectraSite will promote the following key objectives:

•	aligning the interest of employees with those of the stockholders through increased employee ownership of the Company; and

•	attracting, motivating and retaining experienced and highly qualified employees who will contribute to SpectraSite’s financial success.
      The 2005 Incentive Plan does not permit the repricing of options or stock appreciation rights without the approval of our stockholders, or the granting of discounted options or stock options with reload features.
Summary of the 2005 Incentive Plan
      In March 2005, our Board approved the 2005 Incentive Plan, subject to stockholder approval, a copy of which 2005 Incentive Plan is attached hereto as Exhibit A. The purpose of our 2005 Incentive Plan is to give us a competitive edge in attracting, retaining and motivating employees, directors and consultants and to provide us with a stock plan providing incentives directly related to increases in our stockholder value.
      Administration. Our Compensation Committee will administer our 2005 Incentive Plan. The Compensation Committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under our 2005 Incentive Plan, and to adopt, alter and repeal rules, guidelines and practices relating to our 2005 Incentive Plan. Our Compensation Committee will have full discretion to administer and interpret the 2005 Incentive Plan, to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine among other things the time or times at which the awards may be exercised, and whether and under what circumstances an award may be exercised.
      Eligibility. Any of our employees, directors, officers or consultants, or of our subsidiaries or their respective affiliates will be eligible for awards under our 2005 Incentive Plan. Our Compensation Committee has the sole and complete authority to determine who will be granted an award under the plan.
      Number of Shares Authorized. The 2005 Incentive Plan provides for an aggregate of 3,200,000 shares of our common stock to be available for awards. Any awards under our 2005 Incentive Plan that can only be settled in cash and certain awards under the 2005 Incentive Plan made in substitution for existing awards held by employees, directors and consultants of entities acquired by the Company will not count against this limit. No participant may be granted awards of options and stock appreciation rights with respect to more than 1,000,000 shares of common stock in any one year. No more than 1,000,000 shares of common stock may be granted to any participant under our 2005 Incentive Plan with respect to performance compensation awards in any performance period. If any award is forfeited, or if any award terminates, expires or lapses without being exercised under our 2005 Incentive Plan or our 2003 Equity Incentive Plan, shares of our common stock subject to such award will again be available for future grant under our 2005 Incentive Plan. If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under our 2005 Incentive Plan, the number of shares covered by awards then outstanding under our 2005 Incentive Plan, the limitations on awards under our 2005 Incentive Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.
      The 2005 Incentive Plan will have a term of ten years and no further awards may be granted after that date.
      Awards Available for Grant. The Compensation Committee may grant awards of nonqualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards or any combination of the foregoing.
      Options. The Compensation Committee is authorized to grant options to purchase shares of common stock that are either “qualified,” meaning they satisfy the requirements of Section 422 of the Internal Revenue Code (the “Code”) for incentive stock options, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. These options will be subject to the terms and conditions established by the Compensation Committee. Under the terms of our 2005 Incentive Plan, the exercise price of the options will not be less than the fair market value of our common stock at the time of grant. Options granted under the 2005 Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by our Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2005 Incentive Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise) which have been held by the participant for at least six months, have been purchased on the open market, or the Compensation Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism or by such other method as our Compensation Committee may determine to be appropriate.
      Stock Appreciation Rights. Our Compensation Committee is authorized to award stock appreciation rights (referred to in this prospectus as SARs) under the 2005 Incentive Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. An SAR is a contractual right that allows a participant to receive, in the form of shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2005 Incentive Plan may include SARs and they may also award SARs to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. The terms of the SARs shall be subject to terms established by the Compensation Committee and reflected in the award agreement.
      Restricted Stock. Our Compensation Committee is authorized to award restricted stock under the 2005 Incentive Plan. Awards of restricted stock will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is common stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Unless the Compensation Committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment during the restricted period, then any unvested restricted stock is forfeited.
      Restricted Stock Unit Awards. Our Compensation Committee is authorized to award restricted stock units. Restricted stock unit awards will be subject to the terms and conditions established by the Compensation Committee. Unless the Compensation Committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Compensation Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares, at the expiration of the period over which the units are to be earned, or at a later date selected by the Compensation Committee.
      Stock Bonus Awards. Our Compensation Committee is authorized to grant awards of unrestricted shares, either alone or in tandem with other awards, under such terms and conditions as the Compensation Committee may determine.
      Performance Compensation Awards. The Compensation Committee may grant any award under the 2005 Incentive Plan (including cash bonuses) in the form of a performance compensation award by conditioning the vesting of the award on the satisfaction of certain performance goals. The maximum amount that can be paid in any calendar year to a participant pursuant to a performance compensation award that is in the form of a cash bonus will be $2,000,000. The committee may establish these performance goals with reference to one or more of the following:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

•	earnings before or after taxes, interest, depreciation and/or amortization;

•	gross or operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	expense targets;

•	margins;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added;

•	inventory control; and

•	enterprise value.
      Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative, and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Compensation Committee may permit awards to be transferred to certain “permitted transferees” described in the 2005 Incentive Plan.
      Amendment. Our 2005 Incentive Plan will have a term of ten years. Our board of directors may amend, suspend or terminate our 2005 Incentive Plan at any time; however, stockholder approval may be necessary if the law so requires. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

      Change in Control. In the event of a change in control (as defined in the 2005 Incentive Plan), all outstanding options and equity (other than performance compensation awards) issued under the 2005 Incentive Plan shall fully vest and performance compensation awards shall vest, as determined by the Compensation Committee, based on the level of attainment of the performance goals. The Compensation Committee may, in its discretion, cancel outstanding awards and pay the value of the awards to the participants in connection with a change in control.

U.S. Federal Income Tax Consequences.
      The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise of awards under the plan and the disposition of shares purchased pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.
      Options. The Code requires that, for treatment of an option as a qualified option, shares of our common stock acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
      Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934.) We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
      Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) he actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
      Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. The 2005 Incentive Plan is intended to satisfy either an exception or applicable transitional rule requirements with respect to grants of options to covered employees. In addition, the 2005 Incentive Plan is designed to permit certain awards of restricted stock units and other awards to be awarded as performance compensation awards intended to qualify under either the “performance-based compensation” exception to Section 162(m) of the Code or applicable transitional rule requirements.
New Plan Benefits
      As awards under the 2005 Incentive Plan are made in the full discretion of the Compensation Committee, it is not currently possible to ascertain the awards that will be made in the future to officers, executive officers and non-executive officer employees.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 3)
      The Audit Committee has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2005. Ernst & Young LLP has audited our financial statements since our inception in April 1997.
      A representative of Ernst & Young LLP will be present at the 2005 Annual Meeting, will be offered the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. In the event the appointment is not ratified, the Audit Committee will consider the appointment of other independent auditors.
      The Board of Directors recommends a vote “FOR” this proposal.

OTHER MATTERS
Other Matters
      Management does not know of any other matters to be considered at the 2005 Annual Meeting. If any other matters do properly come before the meeting, persons named in the accompanying form of proxy intend to vote on those matters as recommended by the Board or, if no recommendation is given, in their own discretion.
Annual Report on Form 10-K
      SpectraSite will provide upon request and without charge to each stockholder receiving this Proxy Statement a copy of SpectraSite’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including the financial statements included therein, as filed with the SEC on March 16, 2005.
Available Information
      The Company’s internet address is www.spectrasite.com. We make available on our website under “Investors/ SEC Filings” our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Code of Business Conduct and Ethics for our employees and Board of Directors, and our Code of Ethics for the Principal Executive Officer and Senior Financial Officers are also available on our website under “Investors/ Corporate Governance” and in print upon any request by a stockholder. The charters of our compensation, nominating and governance, strategy, and audit committees and our corporate governance guidelines are also available on our website under “Investors/ Corporate Governance.” In addition, SpectraSite will furnish copies of its Annual Report on Form 10-K and any exhibits thereto upon written request to Investor Relations, SpectraSite, Inc., 400 Regency Forest Drive, Suite 400, Cary, North Carolina 27511.
Householding
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or annual report may have been sent to multiple stockholders in your household. SpectraSite will promptly deliver a separate copy of this proxy statement, including the attached exhibits, to you if you write or call SpectraSite at the following address or phone number: 400 Regency Forest Drive, Cary, NC 27511, Telephone (919) 466-5492. If you wish to receive separate copies of an annual report or proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact SpectraSite, as applicable, at the above address or phone number.
Stockholder Proposals
      We anticipate that the 2006 Annual Meeting of Stockholders will be held during the second fiscal quarter of 2006. Any stockholders who intend to present proposals at the 2006 Annual Meeting, and who wish to have such proposal included in SpectraSite’s Proxy Statement for the 2006 Annual Meeting, must follow the procedures prescribed in Rule 14a-8 of the Exchange Act of 1934, as well as the provisions of our by-laws. To be considered timely, a proposal for inclusion in our proxy statement and form of proxy submitted pursuant to Rule 14a-8 for our 2006 Annual Meeting must be received by December 24, 2005. Under our by-laws, stockholder nominees or other proper business proposals must be made by timely written notice given by or on behalf of a stockholder of record of the Company to the Secretary of the Company. In the case of nomination of a person for election to the Board or other business to be conducted at the annual meeting of stockholders, notice shall be considered timely if it is received not less than 60 nor more than 130 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders, except in the case where the Company did not mail proxy materials in connection with the prior year’s annual meeting, in which case the notice shall be delivered not less than 60 nor more than 130 days prior to the first anniversary date of the prior year’s annual meeting of stockholders, regardless of any postponement, deferral or adjournment of that meeting to a later date. The notice is required to comply with each of the procedural and informational requirements set forth in our by-laws. The requirements in our by-laws are separate from, and in addition to, the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement. To be considered timely under our by-laws, a proposal for business at our 2006 Annual Meeting must be received no earlier than December 14, 2005 and no later than February 22, 2006. For information about the policies of the Company’s Nominating and Governance Committee relating to stockholder nominees, see “Consideration of Director Nominees” in this proxy statement.
By Order of the Board of Directors,
John H. Lynch
Senior Vice President, General Counsel and Secretary

EXHIBIT A
SPECTRASITE, INC. 2005 INCENTIVE PLAN

1.	Purpose
      The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract able persons to enter and remain in the employ of the Company and its Affiliates and to provide a means whereby employees, directors and consultants of the Company and its Affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between stockholders and these persons.
      So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses and Performance Compensation Awards, or any combination of the foregoing.

2.	Definitions
      The following definitions shall be applicable throughout the Plan.
      (a) “Affiliate” means any entity that directly or indirectly is controlled by, controls or is under common control with the Company.
      (b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus or Performance Compensation Award granted under the Plan.
      (c) “Board” means the Board of Directors of the Company.
      (d) “Cause” means the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company, or an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or an Affiliate, (iii) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (iv) the failure of the Participant to follow the lawful instructions of the Board or his direct superiors or (v) in the case of a Participant who is a non-employee director, the Participant ceasing to be a member of the Board in connection with the Participant engaging in any of the activities described in clauses (i) through (iv) above.
      (e) “Change in Control” shall, unless in the case of a particular Award the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i) any person, as such term is used in Sections 13(d) and 14(d) of the Exchange Act is or becomes the beneficial owner, as defined in Exchange Act Rules 13d-3 and 13d-5, except that for purposes of this paragraph (i) such person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly, of more than 35% of the total voting power of the Company’s Voting Stock. For purposes of this paragraph (i), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner, directly or indirectly, of more than 35% of the voting power of the parent entity’s Voting Stock;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board, together with any new directors whose election by the Board or whose nomination for election by the Company’s shareholders was approved by a vote of a majority of the Company’s directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board then in office;

(iii) the merger or consolidation of the Company with or into another person or the merger of another person with or into the Company, other than a transaction following which the holders of securities that represented 100% of the aggregate voting power of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, at least a majority of the aggregate voting power of the Voting Stock of the surviving person immediately after such transaction in substantially the same proportion that such holders held the aggregate voting power of the Voting Stock of the Company immediately prior to such transaction; or

(iv) the sale of all or substantially all of the Company’s assets to another person.

      (f) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.
      (g) “Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board. Unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee which Award is otherwise validly granted under the Plan.
      (h) “Common Stock” means the common stock, par value $0.01 per share, of the Company and any stock into which such common stock may be converted or into which it may be exchanged.
      (i) “Company” means SpectraSite, Inc. and any successor thereto.
      (j) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award agreement.
      (k) “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced, as determined by the Committee based upon medical evidence acceptable to it.
      (l) “Effective Date” means February 24, 2005.
      (m) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation and (ii) an “outside director” within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder; provided, however, that clause (ii) shall apply only with respect to grants of Awards with respect to which the Company’s tax deduction could be limited by Section 162(m) of the Code if such clause did not apply.
      (n) “Eligible Person” means any (i) individual regularly employed by the Company or Affiliate who satisfies all of the requirements of Section 6; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate; or (iii) consultant or advisor to the Company or an Affiliate who may be offered securities pursuant to Form S-8.

      (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
      (p) “Fair Market Value, on a given date means (i) if the Stock is listed on a national securities exchange, the average of the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the Nasdaq National Market (the “Nasdaq”) on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the Nasdaq on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.
      (q) “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth herein.
      (r) “Mature Shares” means shares of Stock owned by a Participant which are not subject to any pledge or other security interest and have either been held by the Participant for six months (if, and only if, required to avoid adverse accounting treatment), previously acquired by the Participant on the open market or meet such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Option Price or satisfy a withholding obligation in respect of an Option.
      (s) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 11(d)(iv) of the Plan; provided, that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.
      (t) “Nonqualified Stock Option” means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.
      (u) “Option” means an Award granted under Section 7 of the Plan.
      (v) “Option Period” means the period described in Section 7(c) of the Plan.
      (w) “Option Price” means the exercise price for an Option as described in Section 7(a) of the Plan.
      (x) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.
      (y) “Parent” means any parent of the Company as defined in Section 424(e) of the Code.
      (z) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.
      (aa) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division or operational unit of the Company) and shall be limited to the following:

(i) net earnings or net income (before or after taxes);

(ii) basic or diluted earnings per share (before or after taxes);

(iii) net revenue or net revenue growth;

(iv) gross profit or gross profit growth;

(v) net operating profit (before or after taxes);

(vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

(vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(viii) earnings before or after taxes, interest, depreciation and/or amortization;

(ix) gross or operating margins;

(x) productivity ratios;

(xi) share price (including, but not limited to, growth measures and total stockholder return);

(xii) expense targets;

(xiii) margins;

(xiv) operating efficiency;

(xv) objective measures of customer satisfaction;

(xvi) working capital targets;

(xvii) measures of economic value added;

(xviii) inventory control; and

(xix) enterprise value.
      Any one or more of the Performance Criterion may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any business unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Criterion (xi) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.
      (bb) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.
      (cc) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants based on the following events:

(i) asset write-downs;

(ii) litigation or claim judgments or settlements;

(iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;

(iv) any reorganization and restructuring programs;

(v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year;

(vi) acquisitions or divestitures;

(vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof;

(viii) foreign exchange gains and losses; and

(ix) a change in the Company’s fiscal year.
      (dd) “Performance Period” shall mean the one or more periods of time not less than one (1) year in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.
      (ee) “Plan” means this SpectraSite, Inc. 2005 Incentive Plan.
      (ff) “Prior Plan” means the SpectraSite, Inc. 2003 Equity Incentive Plan.
      (gg) “Restricted Period” means, with respect to any Award of Restricted Stock or any Restricted Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 9 or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.
      (hh) “Restricted Stock Unit” means a hypothetical investment equivalent to one share of Stock granted in connection with an Award made under Section 9.
      (ii) “Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 9 of the Plan.
      (jj) “Securities Act” means the Securities Act of 1933, as amended.
      (kk) “Stock” means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.
      (ll) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.
      (mm) “Stock Bonus” means an Award granted under Section 10 of the Plan.
      (nn) “Stock Option Agreement” means any agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties thereto.
      (oo) “Strike Price” means, (i) in the case of a SAR granted in tandem with an Option, the Option Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.
      (pp) “Subsidiary” means any subsidiary of the Company as defined in Section 424(f) of the Code.
      (qq) “Substitution Award” means an Award that is intended to replace any existing incentive award held by an employee or director of, or consultant or advisor to, an entity acquired by the Company or an Affiliate of the Company. The terms and conditions of any Substitution Award shall be set forth in an Award agreement and shall, except as may be inconsistent with any provision of the Plan, to the extent practicable provide the recipient with benefits (including economic value) substantially similar to those provided to the recipient under the existing award which such Substitution Award is intended to replace.

      (rr) “Vested Unit” shall have the meaning ascribed thereto in Section 9(d) of the Plan.
      (ss) “Voting Stock” of a person means all classes of capital stock or other interests, including partnership interests, of such person then outstanding and normally entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers, or trustee thereof.

3.	Effective Date, Duration and Shareholder Approval
      The Plan is effective as of the Effective Date; provided, that the validity and exercisability of any and all Awards granted pursuant to the Plan is contingent upon approval of the Plan by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 162(m) of the Code and of the New York Stock Exchange. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(i) of the Code; provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.
      The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4.	Administration
      (a) The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.
      (b) Subject to the provisions of the Plan and applicable law, the Committee shall have the power, and in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Stock, other securities, other Options, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations; (ix) appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
      (c) Notwithstanding the foregoing, the committee may delegate to any officer of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to (i) “covered employees” under Code Section 162(m) and (ii) persons subject to Section 16 of the 1934 Act.
      (d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.
      (e) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

5.	Grant of Awards; Shares Subject to the Plan
      The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses and/or Performance Compensation Awards to one or more Eligible Persons; provided, however, that:

(a) Subject to Section 13, the aggregate number of shares of Stock in respect of which Awards may be granted under the Plan is 3,200,000 shares;

(b) Shares of Stock delivered (either directly or by means of attestation) in full or partial payment of the Option Price in accordance with Section 7(b) shall be deducted from the number of shares of Stock delivered to the Participant pursuant to such Option for purposes of determining the number of shares of Stock acquired pursuant to the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan or the Prior Plan expires, terminates or is canceled for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for future Awards under the Plan. In addition, Awards under the Plan that are settled in cash and Substitution Awards shall not be counted against the aggregate number of shares available for issuance. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” in the case of forfeited Restricted Stock Awards by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture.

(c) Stock delivered by the Company in settlement of Awards may be authorized and unissued Stock, Stock held in the treasury of the Company, Stock purchased on the open market or by private purchase, or a combination of the foregoing.

(d) Subject to Section 13, no person may be granted Options or SARs under the Plan during any calendar year with respect to more than 1,000,000 shares of Stock.

6.	Eligibility
      Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.	Options
      The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Option shall be granted to any Eligible Person who is not an employee of the Company or a Parent or Subsidiary. Each Option so granted shall be subject to the conditions set forth in this Section 7, or to such other conditions as may be reflected in the applicable Stock Option Agreement.
      (a) Option Price. The exercise price (“Option Price”) per share of Stock for each Option which is not a Substitution Award shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock on the Date of Grant.
      (b) Manner of Exercise and Form of Payment. No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Company. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable (i) in cash, check, cash equivalent and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Stock are Mature Shares; (ii) in the discretion of the Committee, either (A) in other property having a fair market value on the date of exercise equal to the Option Price or (B) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount sufficient to pay the Option Price; or (iii) by such other method as the Committee may allow. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in the manner described in clause (ii) or (iii) of the preceding sentence if the Committee determines that exercising an Option in such manner would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company or any Affiliates are listed or traded.
      (c) Vesting, Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.
      (d) Stock Option Agreement — Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement. Except as specifically provided otherwise in such Stock Option Agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

(i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii) Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Participant purchases the share or exercises a related SAR or when the Option expires.

(iii) Subject to Section 12(k), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by him.

(iv) Each Option shall vest and become exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

(v) At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof and any other representation deemed necessary by the Committee to ensure compliance with all applicable federal and state securities laws. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi) Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date the Participant acquired the Stock by exercising the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.

      (e) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary or Parent, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.
      (f) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

8.	Stock Appreciation Rights
      Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs to Eligible Persons independent of any Option. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

(a) Vesting, Transferability and Expiration. A SAR granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.

(b) Automatic Exercise. If on the last day of the Option Period (or in the case of a SAR independent of an option, the period established by the Committee after which the SAR shall expire), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(c) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Strike Price. The Company shall pay such excess in shares of Stock valued at Fair Market Value.

(d) Method of Exercise. A Participant may exercise a SAR at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e) Expiration. Except as otherwise provided in the case of SARs granted in connection with Options, a SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.

9.	Restricted Stock and Restricted Stock Units
      (a) Award of Restricted Stock and Restricted Stock Units.

(i) The Committee shall have the authority (A) to grant Restricted Stock and Restricted Stock Units to Eligible Persons, (B) to issue or transfer Restricted Stock to Participants, and (C) to establish terms, conditions and restrictions applicable to such Restricted Stock and Restricted Stock Units, including the Restricted Period, as applicable, which may differ with respect to each grantee, the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

(ii) Each Participant granted Restricted Stock shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee and (B) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 9(b), the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such dividends and earnings, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such cash dividends, stock dividends or earnings.

(iii) Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee may cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it, registered in the name of the Participant.

(iv) The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award agreement. No shares of Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Stock (“Dividend Equivalents”). At the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

      (b) Restrictions.

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (C) the shares shall be subject to forfeiture to the extent provided in Section 9(d) and the applicable Award agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

(ii) Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award agreement.

(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.
      (c) Restricted Period. The Restricted Period of Restricted Stock and Restricted Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Restricted Stock Units indicated in a schedule established by the Committee in the applicable Award agreement.
      (d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 9(b) and the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any.
      Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 9(a)(iv) hereof and the interest thereon or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to such Dividend Equivalents and interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award agreement, the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Stock in lieu of delivering only shares of Stock for Vested Units or (ii) delay the delivery of Stock (or cash or part Stock and part cash, as the case may be) beyond the expiration of the Restricted Period. If a cash payment is made in lieu of delivering shares of Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.
      (e) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following until the lapse of all restrictions with respect to such Stock as well as any other information the Company deems appropriate:

Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the SpectraSite, Inc. 2005 Incentive Plan and a Restricted Stock Purchase and Award Agreement, dated as of , between SpectraSite, Inc. and . A copy of such Plan and Agreement is on file at the offices of SpectraSite, Inc.
Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

10.	Stock Bonus Awards
The Committee may issue unrestricted Stock, or other Awards denominated in Stock, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Stock Bonus Award under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

11.	Performance Compensation Awards
      (a) General. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 (other than Options and Stock Appreciation Rights granted with an exercise price or grant price, as the case may be, equal to or greater than the Fair Market Value per share of Stock on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m).
      (b) Eligibility. The Committee will, in its sole discretion, designate which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.
      (c) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one (1) year in duration), the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is(are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.
      (d) Payment of Performance Compensation Awards

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 11(d)(iv) hereof, if and when it deems appropriate.

(iv) Use of Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Section 5(a) or Section 11(d)(vi) of the Plan.

(v) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11.

(vi) Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 1,000,000 shares of Stock or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash bonus Award described in the last sentence of Section 11(a) shall be $2,000,000. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in shares of Stock, by an amount greater than the appreciation of a share of Stock from the date such Award is deferred to the payment date.

12.	General
      (a) Additional Provisions of an Award. Awards to a Participant under the Plan also may be subject to such other provisions (whether or not applicable to Awards granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions (in addition to those provisions of Section 9 providing for the payment of dividends with respect to Restricted Stock and Dividend Equivalents with respect to Restricted Stock Units) adding dividend equivalent rights or other protections to Participants in respect of dividends paid on Stock underlying any Award, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, provisions allowing the Participant to elect to defer the receipt of payment in respect of Awards for a specified period or until a specified event, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements; provided, however, that any such deferral does not result in acceleration of taxability of an Award prior to receipt, or tax penalties, under Section 409A of the Code. Any such provisions shall be reflected in the applicable Award agreement.
      (b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.
      (c) Government and Other Regulations. The obligation of the Company to settle Awards in Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.
      (d) Tax Withholding.

(i) A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any shares of Stock or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Stock or other property) of any required income tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by (A) the delivery of Mature Shares owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.
      (e) Claim to Awards and Employment Rights. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate.
      (f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.
      (g) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
      (h) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

      (i) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware.
      (j) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.
      (k) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards other than Incentive Stock Options to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to:

(A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”);

(B) a trust solely for the benefit of the Participant and his or her Immediate Family Members;

(C) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or

(D) any other transferee as may be approved either (a) by the Board or the Committee in its sole discretion, or (b) as provided in the applicable Award agreement;
(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

      (l) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any person or persons other than himself.
      (m) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.
      (n) Expenses. The expenses of administering the Plan shall be borne by the Company and Affiliates.
      (o) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.
      (p) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.
      (q) Termination of Employment. Unless an applicable Award agreement provides otherwise, for purposes of the Plan a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company or an Affiliate.
      (r) Severability. If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

13.	Changes in Capital Structure
      Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards stated in Section 5(a) and the maximum number of shares of Stock with respect to which any one person may be granted Awards during any period stated in Sections 5(d) or 11(d)(vi) shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any adjustment in Incentive Stock Options under this Section 13 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 13 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

      Notwithstanding the above, in the event of any of the following:

A. The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

B. All or substantially all of the assets of the Company are acquired by another person;

C. The reorganization or liquidation of the Company; or

D. The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above, then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 13 may be varied by the Committee in any particular Award agreement.

14.	Effect of Change in Control
      (a) Except to the extent provided in a particular Award agreement:

(i) In the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, all Options and SARs shall become immediately exercisable with respect to 100 percent of the shares subject to such Option or SAR, and the Restricted Period shall expire immediately with respect to 100 percent of such shares of Restricted Stock or Restricted Stock Units (including a waiver of any applicable Performance Goals) and, to the extent practicable, such acceleration of exercisability and expiration of the Restricted Period (as applicable) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Stock subject to their Awards.

(ii) In the event of a Change in Control, all incomplete Performance Periods in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall (A) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available as it deems relevant, (B) cause to be paid to each Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Committee’s determination of the degree of attainment of Performance Goals which Awards may be adjusted, at the discretion of the Committee, to reflect the portion of the Award Period occurring before such Change in Control, and (C) cause all previously deferred Awards to be settled in full as soon as possible, provided, however, that any such payment does not result in acceleration of taxability of an Award prior to receipt, or tax penalties, under Section 409A of the Code.
      (b) In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event.
      (c) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

15.	Nonexclusivity of the Plan
      Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

16.	Amendments and Termination
      (a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement or to prevent the Company from being denied a tax deduction on account of Section 162(m) of the Code); and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. The expiration date of the Plan is the tenth anniversary of the Effective Date, as described in Section 3 of the Plan.
      (b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided, further, that, without stockholder approval, (i) no amendment or modification may reduce the Option Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Option Price or Strike Price, as the case may be) in a manner which would either (A) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of any applicable stock exchange.
      (c) Section 162(m) Reapproval
      The provisions of the Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year that stockholders previously approved such provisions, in order for Performance Compensation Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this Section 16(c), however, shall affect the validity of Performance Compensation Awards granted after such time if such stockholder approval has not been sought.
* * *
As adopted by the Board of Directors of
SpectraSite, Inc. at a meeting held on                     .

EXHIBIT B
AUDIT COMMITTEE CHARTER

I.	Purpose
      The primary objective of the audit committee (the “Audit Committee”) of the Board of Directors (the “Board”) of SpectraSite, Inc. (the “Company”) shall be to assist the Board in fulfilling its oversight responsibilities with respect to (i) the financial statements and other financial information provided by the Company to its stockholders, the public and others, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence and (iv) the performance of the Company’s internal audit function and independent auditors. The Audit Committee shall also prepare the annual report referred to in item 12 of part IV below.
      Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Audit Committee is oversight. None of the members of the Audit Committee are employees of the Company and all of the members of the Audit Committee are financially literate or will become financially literate within a reasonable period of time after appointment to the Audit Committee. At least one of the members shall have accounting or related financial management expertise.
      It is not the duty of the Audit Committee to conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

II.	Organization
      The Audit Committee shall consist entirely of at least three independent directors in accordance with the requirements of the United States Securities and Exchange Commission (the “SEC”), any applicable self regulatory organization and other applicable regulatory requirements. Nothing in this Charter, however, shall in and of itself require that any or all of the members of the Audit Committee be an “audit committee financial expert,” as that term is defined in Item 401 to SEC Regulation S-K (17 CFR 228.401).
      The members of the Audit Committee shall be appointed by the Board.

III.	Meetings
      The Audit Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. As part of its responsibility to foster open communication, the Audit Committee shall meet at least quarterly with management, the chief internal auditor and the independent auditors in such separate executive sessions as the Audit Committee determines are necessary to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

IV.	Authority and Responsibilities
      In recognition of the fact that the independent auditors are ultimately accountable to the Audit Committee, the Audit Committee shall have the sole authority and responsibility to select, retain, evaluate, compensate and, where appropriate, replace the independent auditors, and shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee may consult in these matters with management and the internal audit group but shall not delegate these responsibilities.
      To fulfill its responsibilities, the Audit Committee shall:

With respect to the independent auditors:

1. Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including resolution of disagreements between management and the indepen-

dent auditors regarding financial reporting) for the purpose of preparing the audit report or related work or performing other audit, review or attest services.

2. Have the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing, review or attest services to be provided by the independent auditors and (b) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act and applicable rules thereunder, and, in connection therewith, to approve all fees and other terms of engagement. The Audit Committee shall also discuss disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act with respect to non-audit services.

3. Review on an annual basis the performance of the independent auditors, including the lead audit partner.

4. Ensure that the independent auditors submit to the Audit Committee on an annual basis a written statement consistent with Independent Standards Board Standard No. 1, discuss with the independent auditors any relationships, compensation arrangements or services that may impact the objectivity and independence of the independent auditors and satisfy itself as to the independent auditors’ independence.

5. At least annually, obtain and review a report by the independent auditors describing (i) the independent auditors’ internal quality control procedures, (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues, and (iii) (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

6. Confirm that the audit team composition meets the rotation requirements under applicable independence standards.

7. Review all reports, correspondence and other communications required to be submitted by the independent auditors to the Audit Committee under Section 10A of the Securities Exchange Act or any other applicable rules and regulations, including reviewing any report from the independent auditors regarding its consent to be included in a registration statement to be filed by the Company.

8. Review, based upon the recommendation of the independent auditors and the chief internal auditor, the scope and plan of the work to be done by the independent auditors.

With respect to the annual financial statements:

9. Meet to review and discuss with management, the internal audit group and the independent auditors the Company’s annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

10. Review any disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for any Form 10-K and Form 10-Q about any significant deficiencies in the design and operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

11. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit, including significant accounting policies and management judgments and accounting estimates.

12. Recommend to the Board, if appropriate, that the Company’s annual audited financial statements be included in the Company’s annual report on Form 10-K for filing with the SEC.

13. Prepare the report required by the SEC to be included in the Company’s annual proxy statement, or, if the Company does not file a proxy statement, in the Company’s annual report filed with

Form 10-K with the SEC, and any other reports of the Audit Committee required by applicable securities laws or stock exchange listing requirements or rules.

With respect to quarterly financial statements:

14. Discuss with management, the internal audit group and the independent auditors the Company’s quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and review any issues arising under Section 302 of the Sarbanes-Oxley Act of 2002.

Annual reviews:

15. Discuss with management and the independent auditors major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles. Review and discuss analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on financial statements.

Periodic reviews:

16. Periodically review separately with each of management and the independent auditors and the internal audit group (a) any significant disagreement between management and the independent auditors or the internal audit group in connection with the preparation of the financial statements, (b) any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and (c) management’s response to each.

17. Periodically discuss with the independent auditors, without management being present, (a) their judgments about the quality and appropriateness of the Company’s accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company’s financial statements.

18. Periodically discuss, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent auditors, management or the internal audit group. Review with the independent auditors, management and the internal audit group, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Audit Committee, have been implemented.

19. Periodically discuss with management, the internal audit group, the independent auditors and the Company’s in-house and independent counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including applicable changes in accounting standards or rules.

Discussions with management:

20. Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be conducted generally (i.e., discussion of the types of information to be disclosed and the types of presentations to be made).

21. Discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that are reasonably likely to have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

22. Discuss with management the Company’s major risk exposures and the steps management has taken to monitor, control and manage such exposures, including the Company’s risk assessment and risk management guidelines and policies.

With respect to the internal audit function and internal controls:

23. Review, based upon the recommendation of the independent auditors and the chief internal auditor, the scope and plan of the work to be done by the internal audit group and discuss the responsibilities, budget and staffing needs of the internal audit group.

24. Review and approve the appointment and replacement of the head of the Company’s internal audit function.

25. Review on an annual basis the performance of the Company’s internal audit group.

26. In consultation with the independent auditors and the internal audit group, review the adequacy of the Company’s internal control structure and procedures designed to insure compliance with laws and regulations, and any special audit steps adopted in light of material control deficiencies.

27. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding the questionable accounting or auditing matters.

28. Review (i) any internal control report prepared by management, including management’s assessment of the effectiveness of the Company’s internal control structure and procedures for financial reporting and (ii) any independent auditors’ attestation, and report, on the assessment made by management.

Other:

29. Maintain knowledge of and familiarity with the laws governing the reporting and disclosure practices of the Company, and regularly review the adequacy of such practices.

30. Review the Company’s practices in connection with security of its physical assets and its data.

31. Review and approve all related-party transactions.

32. Review and approve (a) any change or waiver in the Company’s code of ethics for the chief executive officer, senior financial officers and any other employees and (b) any public disclosure regarding such change or waiver.

33. Set clear hiring policies addressing the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account. Such policy will provide at a minimum for compliance with applicable independence requirements.

34. Review and reassess the adequacy of this Charter annually and recommend to the Board any changes deemed appropriate by the Audit Committee.

35. Review its own performance annually.

36. Report regularly to the Board.

37. Assist with the Board’s oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit group.

38. Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

V.	Resources
      The Audit Committee shall have the authority to retain independent legal, accounting and other advisors, as it deems necessary to carry out its duties. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.
      The Audit Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company and to any independent legal, accounting and other advisors retained to advise the Audit Committee.

VI.	Disclosure of Charter
      This Charter shall be made available on the Company’s website at www.spectrasite.com.

SPECTRASITE, INC.
Proxy Solicited on Behalf of the Board
For Annual Meeting of Stockholders to be Held on May 2, 2005
     The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders of SpectraSite, Inc. (the “Company”) to be held at the Company’s principal executive offices at 400 Regency Forest Drive, Cary, North Carolina 27511 on May 2, 2005 at 9:00 a.m., EST. The undersigned hereby appoints Stephen H. Clark and Mark A. Slaven as proxies with full power of substitution to vote all shares of common stock of the Company of record in the name of the undersigned at the close of business on March 4, 2005 at the Annual Meeting or at any postponements or adjournments, hereby revoking all former proxies.
     The Board of Directors recommends a vote “FOR” the Directors listed in Proposal 1 and a vote of “FOR” with respect to both Proposal 2 and Proposal 3.
     IMPORTANT — THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS 1, 2 AND 3 IN ACCORDANCE WITH THE SPECIFICATION MADE AND “FOR” SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

☐	Please mark vote in box in the following manner using dark ink only.

1.	To elect eight directors to the Company’s Board of Directors to serve until the Company’s next annual meeting of stockholders or until their successors are duly elected and qualified.
☐ FOR                ☐ WITHHELD FROM NOMINEE NOTED BELOW
Nominees: 01-Stephen H. Clark, 02-Timothy G. Biltz, 03-Paul M. Albert, Jr., 04-John F. Chlebowski, 05-Dean J. Douglas,
06-Patricia L. Higgins, 07-Samme L. Thompson, 08-Kari-Pekka Wilska
(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name of such nominee(s) in the space provided below.)

(Continued reverse side)

2.	To approve the SpectraSite, Inc. 2005 Incentive Plan.
☐ FOR                ☐ AGAINST                ☐ ABSTAIN

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005.
☐ FOR                ☐ AGAINST                ☐ ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon any other matters coming before the meeting.

Dated:	, 2005

Signature(s)

Please sign name(s), exactly as shown above.
When signing as executor, administrator or guardian, give full title as such. When shares have been issued in the names of two or more persons, all should sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.